UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Marina Biotech, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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MARINA BIOTECH, INC.

4721 Emperor Boulevard, Suite 350

Durham, North Carolina 27703

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Tuesday, October 23, 2018 at 10:00 A.M. (EDT)

TO THE STOCKHOLDERS OF MARINA BIOTECH, INC.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Marina Biotech, Inc. will be held on Tuesday, October 23, 2018, at 10:00 A.M. EDT, at the offices of Pryor Cashman LLP, 7 Times Square, New York, New York 10036, for the purposes of considering and acting on the following items:

1.	To elect seven (7) persons to our Board of Directors, each to hold office until the 2019 annual meeting of stockholders and until their respective successors shall have been duly elected or appointed and qualify;

2.	To consider and vote on a proposal to amend our amended and restated certificate of incorporation to effect a reverse stock split, at any time within two (2) years following the Annual Meeting, and in such ratio between a one-for-two and one-for-twenty reverse stock split, to be determined by our Board of Directors, to be in the best interest of Marina Biotech, Inc.;

3.	To consider and vote on a proposal to adopt the Marina Biotech, Inc. 2018 Long-Term Incentive Plan;

4.	To ratify the appointment of Squar Milner LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

5.	To hold an advisory vote on executive compensation.

The enclosed Proxy Statement includes information relating to these proposals. Additional purposes of the Annual Meeting are to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only holders of record of our common stock, our series C convertible preferred stock, our series D convertible preferred stock, our series E convertible preferred stock and our Series F convertible preferred stock as of the close of business on August 30, 2018 are entitled to notice of and to vote at the Annual Meeting. The holders of at least a majority of our outstanding shares of voting stock entitled to vote and present in person or by proxy are required for a quorum. You may vote electronically through the Internet or by telephone. The instructions on your proxy card describe how to use these convenient services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it to us in the enclosed envelope.

By Order of the Board of Directors,

/s/ Robert C. Moscato, Jr.
Robert C. Moscato, Jr.
Chief Executive Officer

September 18, 2018

Durham, North Carolina

OUR BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN OUR ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE AUTHORIZE A PROXY TO VOTE YOUR SHARES BY INTERNET, TELEPHONE OR MAIL. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY, IF YOU WISH, AND VOTE IN PERSON. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT.

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MARINA BIOTECH, INC.

4721 Emperor Boulevard, Suite 350

Durham, North Carolina 27703

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

To be held Tuesday, October 23, 2018 at 10:00 A.M. (EDT)

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors”) of Marina Biotech, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Tuesday, October 23, 2018, at 10:00 A.M. EDT, at the offices of Pryor Cashman LLP, 7 Times Square, New York, New York 10036, and at any postponements or adjournments thereof (the “Annual Meeting”). This Proxy Statement, the Notice of Annual Meeting of Stockholders and the accompanying proxy card are being mailed to stockholders on or about September 20, 2018.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on October 23, 2018: The Proxy Statement and the Annual Report to Shareholders are available at www.marinabio.com. We encourage you to review all of the important information contained in the proxy materials contained herein or accessed via our website before voting.

Solicitation and Voting Procedures

Solicitation. The solicitation of proxies will be conducted by mail, and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of our common stock, par value $0.006 per share. We may conduct further solicitation personally, telephonically, electronically or by facsimile through our officers, directors and regular employees, none of whom would receive additional compensation for assisting with the solicitation. We do not intend, but reserve the right, to use the services of a third party solicitation firm to assist us in soliciting proxies.

Voting. Stockholders of record may authorize the proxies named in the enclosed proxy card to vote their shares of common stock in the following manner:

●	by mail, by marking the enclosed proxy card, signing and dating it, and returning it in the postage-paid envelope provided;

●	by telephone, by dialing the toll-free telephone number 1-800-690-6903 from within the United States or Canada and following the instructions. Stockholders voting by telephone need not return the proxy card; and

●	through the Internet, by accessing the World Wide Website address www.voteproxy.com. Stockholders voting by the Internet need not return the proxy card.

Revocability of Proxies. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised in the same manner in which it was given, or by delivering to Robert C. Moscato, the Chief Executive Officer of Marina Biotech, Inc., at 4721 Emperor Boulevard, Suite 350, Durham, North Carolina 27703, a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and giving notice of your intention to vote in person.

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Voting Procedure. The presence at the Annual Meeting of a majority of our outstanding shares of voting stock entitled to vote and represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The close of business on August 30, 2018 has been fixed as the record date (the “Record Date”) for determining the holders of shares of our common stock, our series C convertible preferred stock, our series D convertible preferred stock, our series E convertible preferred stock and our series F convertible preferred stock entitled to notice of and to vote at the Annual Meeting. Each share of common stock outstanding on the Record Date is entitled to one vote on all matters. The holders of our series C convertible preferred stock, our series D convertible preferred stock, our series E convertible preferred stock and our series F convertible preferred stock shall be entitled to vote their shares of preferred stock on all matters on an “as-converted” basis, subject to the terms and conditions, including the beneficial ownership limitations, set forth in the certificate of designations for each such series of preferred stock. As of the Record Date, there were 11,241,684 shares of common stock outstanding, which shares were entitled to an aggregate of 11,241,684 votes at the Annual Meeting, and there were 3,938.28 shares of preferred stock outstanding, which shares were entitled to an aggregate of 18,248,094 votes at the Annual Meeting (before giving effect to the beneficial ownership limitations set forth in the certificate of designations for each applicable series of preferred stock). Under Delaware law, stockholders will not have appraisal or similar rights in connection with any proposal set forth in this Proxy Statement.

Stockholder votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Shares represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the shares will be voted FOR Proposal Nos. 1, 2, 3, 4 and 5.

Abstentions and broker non-votes will each be counted as present for the purpose of determining whether a quorum is present at the Annual Meeting. Abstentions will have no effect on the outcome of the election of directors (Proposal No. 1), but will be counted as a vote AGAINST the proposal to effect a reverse split of our common stock (Proposal No. 2), AGAINST the proposal to adopt the Marina Biotech, Inc. 2018 Long-Term Incentive Plan (Proposal No. 3), AGAINST the ratification of Squar Milner LLP as our independent registered public accounting firm (Proposal No. 4) and AGAINST the approval of the advisory vote to approve the compensation of our named executive officers (Proposal No. 5).

Broker non-votes will have no effect on the outcome of the election of directors (Proposal No. 1), the approval of the adoption of the Marina Biotech, Inc. 2018 Long-Term Incentive Plan (Proposal No. 3), the ratification of Squar Milner LLP as our independent registered public accounting firm (Proposal No. 4) or the approval of the advisory vote to approve the compensation of our named executive officers (Proposal No.5), but will be considered as a vote AGAINST the proposal to effect a reverse stock split of our common stock.

A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules of the New York Stock Exchange, a broker may have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of independent registered public accounting firms, but do not include the election of directors, the adoption of employee benefit plans and advisory votes regarding executive compensation. Thus, brokers will generally have the discretion to vote the proxy for Proposal No. 4, but will not have discretion to cast a vote on Proposal Nos. 1, 2, 3 and 5.

On each matter properly presented for consideration at the Annual Meeting, stockholders will be entitled to one vote for each share of common stock held. Stockholders do not have cumulative voting rights in the election of directors.

Vote Required. For the election of directors (Proposal No. 1), the nominees who receive a plurality of votes from the shares present in person or by proxy and entitled to vote at the Annual Meeting will be elected. For the approval of the adoption of the Marina Biotech, Inc. 2018 Long-Term Incentive Plan (Proposal No. 3), the ratification of our independent registered public accounting firm (Proposal No. 4) and the approval of the advisory vote to approve the compensation of our named executive officers (Proposal No. 5), the vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting is required. Because your vote with respect to Proposal No. 5 is advisory, it will not be binding upon our Board of Directors. For the approval of the proposal to our certificate of incorporation to effect a reverse split of our common stock (Proposal No. 2), the affirmative vote of a majority of the shares entitled to vote on the matter at the Annual Meeting is required.

If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote on those matters in accordance with their best judgment.

Householding. Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement or our annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address: Marina Biotech, Inc., 4721 Emperor Boulevard, Suite 350, Durham, North Carolina 27703, Attention: Robert C. Moscato, Jr., Chief Executive Officer, rmoscato@marinabio.com. If you want to receive separate copies of our annual report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our Amended and Restated Bylaws (the “Bylaws”) provide that the Board of Directors of our Company shall consist of not less than four (4) members and not more than eleven (11) members, as fixed by the Board of Directors. Currently, the Board of Directors consists of seven (7) members.

At the Annual Meeting, seven (7) directors are to be elected by the holders of the common stock to serve until the 2019 annual meeting of our stockholders and until such directors’ respective successors are elected or appointed and qualify or until any such director’s earlier resignation or removal. The Board of Directors has nominated each of the persons listed below for election to the Board of Directors at the Annual Meeting. Each of the director nominees, other than Ms. Phelan, is currently a member of our Board of Directors.

Name	Age	Position	Director Since
Uli Hacksell, Ph.D.	67	Chairman of the Board	July 2018
Robert C. Moscato, Jr.	43	Chief Executive Officer and a director	July 2018
Isaac Blech	68	Director	November 2017
Tim Boris	49	Director	April 2018
Erik Emerson	47	Chief Commercial Officer and a director	April 2018
Donald A. Williams	59	Director	September 2014
Nancy R. Phelan	49	Director Nominee	N/A

If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the current Board of Directors or the proxy holders to fill such vacancy or for the balance of those nominees named without the nomination of a substitute, or the size of the Board of Directors may be reduced in accordance with our Bylaws.

Nominees

The following information is submitted concerning the nominees for election as directors based upon information received by us from such persons:

Uli Hacksell, Ph.D. – Dr. Hacksell has served as a director of our company, and as the Chairman of our Board of Directors, since July 1, 2018. Dr. Hacksell has served as Chairman of the Board of Directors of Cerecor Inc. since May 2015 and as President and Chief Executive Officer of Cerecor Inc. from January 2016 to August 2017. From September 2000 to March 2015, Dr. Hacksell served as the Chief Executive Officer and as a director of ACADIA Pharmaceuticals Inc. From February 1999 to September 2000, he served as the Executive Vice President of Drug Discovery of ACADIA. Previously, Dr. Hacksell held various senior executive positions at Astra AB, a pharmaceutical company, including Vice President of Drug Discovery and Technology, and President of Astra Draco AB, one of Astra’s largest research and development subsidiaries. He also served as Vice President of CNS Preclinical R&D at Astra Arcus, another Astra subsidiary. Earlier in his career, Dr. Hacksell held the positions of Professor of Organic Chemistry and Department Chairman at Uppsala University in Sweden and served as Chairman and Vice Chairman of the European Federation of Medicinal Chemistry. Dr. Hacksell received his Master of Pharmacy and a Ph.D. in Medicinal Chemistry from Uppsala University. Our Board of Directors believes that Dr. Hacksell brings to the board substantial leadership skills and scientific background that are helpful in its discussions for determining the company’s growth strategy and business plans.

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Robert C. Moscato, Jr. - Mr. Moscato has served as our Chief Executive Officer since June 2018 and as a member of our Board of Directors since July 1, 2018. Mr. Moscato is a serial pharmaceutical entrepreneur who has amassed his knowledge during more than 20 years in the pharmaceutical industry, including c-suite leadership and commercial roles. He has successfully built companies from the ground to an integrated organization. Mr. Moscato served as the President and Chief Operating Officer of Cerecor, Inc. (NASDAQ: CERC) from November 2017 until March 2018, and he served on the Board of Directors of Cerecor Inc. from November 2017 until May 2018. Mr. Moscato co-founded Zylera Pharmaceuticals, LLC and served as the CEO for over six years until it was acquired by Cerecor, Inc. in November 2017. Prior to that, Mr. Moscato served as Chief Operating Officer of Deston Therapeutics LLC. Mr. Moscato initially built his career in commercial roles of increasing responsibility with GlaxoSmithKline, where he was a member of the brand team that led the launch of Wellbutrin XL – one of the fastest launches in pharmaceutical history. Mr. Moscato earned an A.S. degree in Food and Nutrition from SUNY Farmingdale, a B.S. in Healthcare Management from St. Francis College and an M.B.A. from Iona College.

Isaac Blech – Mr. Blech became a director of our company on November 22, 2017. Mr. Blech currently serves as a member of the Board of Directors of each of Contrafect Corporation, a biotech company specializing in novel methods to treat infectious disease, and SpendSmart Networks, Inc., a national full-service mobile and loyalty marketing agency. Mr. Blech also serves as Vice Chairman of each of Cerecor, Inc., a company focused on pediatrics and rare diseases, Edge Therapeutics, Inc., a CNS company developing new treatments for conditions such as brain trauma, Diffusion Pharmaceuticals, Inc., an oncology company, and Aridis Pharmaceuticals, Inc. Previously, Mr. Blech served on the Board of Directors of Medgenics, Inc. from 2011 to 2017, of InspireMD, Inc. from 2016 to 2017, and of root9B Holdings, Inc. from 2011 to 2017. Mr. Blech was a founder of some of the world’s leading biotechnology companies, such as Celgene Corporation, ICOS Corporation, Pathogenesis Corporation, Nova Pharmaceutical Corporation and Genetic Systems Corporation. These companies are responsible for major advances in oncology, infectious disease and cystic fibrosis. Mr. Blech received a B.A. from Baruch College. We believe that Mr. Blech’s experience as a director of numerous public biotechnology companies gives him the qualifications, skills and financial expertise to serve on our Board.

Tim Boris – Mr. Boris has served as a director of our company since April 2018. Mr. Boris is an experienced General Counsel and business executive who has served on or been legal advisor to executive and leadership teams in multiple industries. Mr. Boris currently serves as General Counsel for Elucida Oncology, Inc. (a private biotech company focused on cancer diagnostics and treatment via a proprietary nanoparticle platform) and also serves on its Board of Directors. He previously served as the President of SpendSmart Networks, Inc. from April 19, 2016 until March 2017, and he also served as the General Counsel and Secretary of SpendSmart Networks, Inc. from January 20, 2015 and February 21, 2015, respectively, until March 2017. Mr. Boris previously served as Vice President of Legal Affairs and General Counsel for Restorgenex Corporation (currently Diffusion Pharmaceuticals) from August 2011 until January 19, 2015. He received a Bachelor’s of Business Administration from the University of Michigan, Ross School of Business and a juris doctorate from the University of San Diego School of Law.

Erik Emerson – Mr. Emerson has served as the Chief Commercial Officer of our company since June 22, 2017 and as a director of our company since April 2018. Mr. Emerson has served as the Chief Executive Officer and President of Symplmed Pharmaceuticals since he founded that company in 2013. During his time at Symplmed Pharmaceuticals, Mr. Emerson led that company to the submission, approval and commercial launch of Prestalia, and to the eventual sale of such assets to our company in June 2017. He also spearheaded the development and launch of Symplmed’s DyrctAxess technology, a patented software designed to manage prescription fulfillment and patient monitoring. DyrctAxess has demonstrated a significant impact on patient conversion to treatment, long-term compliance and overall patient retention. Prior to founding Symplmed, Mr. Emerson served as the head of Commercial Development at XOMA from 2010 to 2013, and as Director of Marketing at Gilead Sciences from 2007 to 2010. Mr. Emerson began his career at King Pharmaceuticals in sales, sales training and marketing. Mr. Emerson, age 47, graduated from the University of Oregon with a Bachelor of Arts in Political Science with a specialization in Administration and Organization.

Donald A. Williams – Mr. Williams has served as a director of Marina Biotech since September 2014. Mr. Williams is a 35-year veteran of the public accounting industry, retiring in 2014. Mr. Williams spent 18 years as an Ernst & Young (EY) Partner and the seven years as a partner with Grant Thornton (GT). Mr. Williams’ career focused on private and public companies in the technology and life sciences sectors. During the last seven years at GT, he served as the National Leader of Grant Thornton’s life sciences practice and the managing partner of the San Diego Office. He was the lead partner for both EY and GT on multiple initial public offerings; secondary offerings; private and public debt financings; as well as numerous mergers and acquisitions. From 2001 to 2014, Mr. Williams served on the board of directors and is past president and chairman of the San Diego Venture Group and has served on the board of directors of various charitable organizations in the communities in which he has lived. Beginning in 2015, Mr. Williams has served as a director of Alphatec Holdings, Inc. (and its wholly-owned operating subsidiary, Alphatec Spine, Inc.). Beginning in 2016, Mr. Williams has served as a director of Akari Therapeutics PLC, and beginning in March 2017 Mr. Williams has served as a director of ImpediMed Limited. Mr. Williams served as a director of Proove Biosciences, Inc., a private company, from January 2015 until May 2017. Mr. Williams is a graduate of Southern Illinois University with a B.S. degree.

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Nancy R. Phelan – Ms. Phelan is an accomplished senior executive and thought leader with over 20 years’ success in the healthcare and biotech industries. She is a passionate and compassionate leader of high performing teams with deep expertise in designing effective customer marketing strategies and building commercial capabilities that drive performance. Since July, 2017, Ms. Phelan has served as Senior Vice President, Commercial Growth at Outcome Health, where her responsibilities include driving innovation and commercial growth for the world’s largest platform for actionable health intelligence. Ms. Phelan has also served since January 2018 as an Executive Advisor for Innate Biologics, a pioneer in targeting, preventing and treating inflammation, since April, 2018 as an Independent Board Member for FemmePharma Consumer Healthcare, since August, 2018 as an Advisory Board Member for Eved, a software company transforming transparency in the meetings and events industry, and since May, 2018 as a member of the Pharma Digital Health Roundtable Steering Committee. From September, 2011 until December, 2016, Ms. Phelan held roles of increasing responsibility for Bristol-Myers Squibb Company (“BMS”), including Vice President, U.S. Customer Strategy and Operations and Head, Worldwide Commercial Operations. Prior to her time at BMS, from October, 2004 until September, 2011, Ms. Phelan held leadership roles in global and U.S. marketing at Wyeth, which was acquired by Pfizer Inc. in 2009, including Executive Director in Commercial Development, and established a best in class customer and digital marketing organization. Ms. Phelan received a BA with Honors from Franklin & Marshall College and completed coursework in Villanova University’s MBA program.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Annual Meeting, either in person or by proxy, is required for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” ALL OF THE NOMINEES NAMED IN PROPOSAL NO. 1.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the ownership of our common stock as of August 30, 2018 (the “Determination Date”) by: (i) each current director of our company and each director nominee; (ii) each of our Named Executive Officers; (iii) all current executive officers and directors of our company as a group; and (iv) all those known by us to be beneficial owners of more than five percent (5%) of our common stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of the Determination Date, through the exercise of any option, warrant or similar right (such instruments being deemed to be “presently exercisable”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock that could be issued upon the exercise of presently exercisable options and warrants are considered to be outstanding. These shares, however, are not considered outstanding as of the Determination Date when computing the percentage ownership of each other person.

To our knowledge, except as indicated in the footnotes to the following table, and subject to state community property laws where applicable, all beneficial owners named in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage of ownership is based on 11,241,684 shares of common stock outstanding as of the Determination Date. Unless otherwise indicated, the business address of each person in the table below is c/o Marina Biotech, Inc., 4721 Emperor Boulevard, Suite 350, Durham, North Carolina 27703. No shares identified below are subject to a pledge.

Name	Number of Shares		Percent of Shares Outstanding (%)
Officers and Directors:
Robert C. Moscato, Jr., CEO and Director	950,000	(1)	7.8%
Uli Hacksell, Ph.D., Chairman of the Board	500,000	(2)	4.3%
Isaac Blech, Director	1,941,617	(3)	14.7%
Donald A. Williams, Director	342,300	(4)	3.0%
Vuong Trieu, Ph.D., Director	11,219,002	(5)	60.9%
Erik Emerson, CCO & Director	247,500	(6)	2.2%
Nancy Phelan, Director Nominee	0		*
Peter D. Weinstein, CLO	60,000	(7)	*
Tim Boris, Director	0		*
Amit Shah, CFO	60,000	(7)	*
Joseph W. Ramelli, former CEO	144,065	(8)	1.3%
All directors and executive officers as a group (9 persons)	15,320,419	(9)	68.2%

Five Percent (5%) Holders:
Autotelic LLC	2,312,355	(10)	20.6%

* Beneficial ownership of less than 1.0% is omitted.

(1)	Consists of (i) presently exercisable options to purchase 250,000 shares of common stock held by Mr. Moscato; (ii) presently exercisable warrants to purchase 300,000 shares of common stock held by an entity of the general partner of which Mr. Moscato is majority member and manager; and (iii) 400,000 shares of common stock issuable upon the conversion of 40 shares of Series F Preferred Stock held by an entity of the general partner of which Mr. Moscato is the majority member and manager.
(2)	Consists of presently exercisable options to purchase 500,000 shares of common stock.

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(3)	Consists of presently exercisable options to purchase 96,592 shares of common stock held by Mr. Blech, presently exercisable warrants to purchase 16,875 shares of common stock held by Mr. Blech and 22,500 shares of common stock issuable upon conversion of 2.25 shares of Series E Preferred Stock held by Mr. Blech. Also includes presently exercisable warrants to purchase 773,850 shares of common stock held by a trust affiliated with Mr. Blech and 1,031,800 shares of common stock issuable upon conversion of 103.18 shares of Series E Preferred Stock held by a trust affiliated by Mr. Blech.
(4)	Consists of presently exercisable options to purchase 27,300 shares of common stock, presently exercisable warrants to purchase 135,000 shares of common stock and 180,000 shares of common stock issuable upon conversion of 18 shares of Series E Preferred Stock.
(5)	Includes presently exercisable options to purchase 10,000 shares of common stock held by Dr. Trieu, presently exercisable warrants to purchase 1,135,425 shares of common stock held by Dr. Trieu and 1,513,900 shares of common stock issuable upon the conversion of 151.39 shares of Series E Preferred Stock held by Dr. Trieu. Also includes 2,312,355 shares held by Autotelic LLC, of which entity Dr. Trieu serves as Chief Executive Officer, and 86,206 shares held by LipoMedics Inc., of which entity Dr. Trieu serves as Chairman of the Board and Chief Operating Officer. Also includes the following shares held by Autotelic Inc., of which entity Dr. Trieu serves as Chairman of the Board: (i) 525,535 shares of common stock; (ii) presently exercisable warrants to purchase 2,706,965 shares of common stock; and (iii) 1,815,900 shares of common stock issuable upon the conversion of 181.59 shares of Series E Preferred Stock.
(6)	Includes presently exercisable options to purchase 187,500 shares of common stock.
(7)	Consists of presently exercisable options to purchase 60,000 shares of common stock.
(8)	Includes presently exercisable options to purchase 100,000 shares of common stock.
(9)	See the information contained in footnotes (1) – (8) above.
(10)	Information based on a Schedule 13D filed with the SEC on November 23, 2016.

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Biographical Information Concerning Executive Officers

Biographical information concerning our executive officers (other than those executive officers who also serve as members of our Board of Directors) is set forth below.

Amit Shah – Mr. Shah has served as our Chief Financial Officer since October 2017. Mr. Shah served as the Senior Director of Finance – ERP, at Young’s Market Company from December 2015 to August 2017, as a Consultant at Young’s Market Company through Beacon Resources from September 2015 to December 2015, as the Vice President of Finance & Accounting, and Acting Chief Financial Officer, of Insightra Medical Inc. from May 2014 to August 2015, and as a Business Consultant to U.S. Autoparts through Vaco from January 2014 to May 2014. Mr. Shah also previously served as VP Finance and Acting Chief Financial Officer at IgDraSol Inc. from January 2013 to September 2013, as Corporate Controller & Director of Finance at ISTA Pharmaceuticals from December 2010 to November 2012, as Corporate Controller at Spectrum Pharmaceuticals from October 2007 to November 2010, and as Controller / Senior Manager Internal Audits at Caraco Pharmaceuticals Laboratories from August 2000 to September 2007. Mr. Shah received a Bachelor’s of Commerce degree from the University of Mumbai, and is an Associate Chartered Accountant from The Institute of Chartered Accountants of India. Mr. Shah, age 52, is also an inactive CPA from Colorado, USA.

Peter D. Weinstein, Ph.D., J.D. – Dr. Weinstein has served as our Chief Legal Officer since October 2017. Dr. Weinstein has served as Chief Executive Officer of Entralta, P.C., since 2012, a full service legal and business firm that specializes in working with small companies. Prior to Entralta, Dr. Weinstein served as Senior Counsel at Baxter Healthcare Corporation, where he handled legal, intellectual property, transactional and business development matters for Baxter’s major hemophilia products and development programs. Dr. Weinstein has also served as an attorney at Fish & Richardson, Brobeck, Phleger & Harrison and Goodwin Procter, and prior to that he was an Examiner with the United States Patent & Trademark Office. Dr. Weinstein received his law degree from Boston College Law School, his Ph.D. in Biology/Immunology from the University of Pennsylvania, and a degree in Biology from the University of Connecticut. Dr. Weinstein, age 55, is a member of the California Bar and is registered to practice before the United States Patent & Trademark Office as a Patent Attorney.

Director’s Qualifications

In selecting a particular candidate to serve on our Board of Directors, we consider the needs of our company based on particular experiences, qualifications, attributes and skills that we believe would be advantageous for our Board members to have and would qualify such candidate to serve on our Board given our business profile and the environment in which we operate. The table below sets forth such experiences, qualifications, attributes and skills, and identifies the ones that each director and director nominee possesses.

Attributes	Mr. Blech	Mr. Boris	Mr. Emerson	Dr. Hacksell	Mr. Moscato	Mr. Williams	Ms. Phelan
Financial Experience	X	X			X	X
Public Board Experience	X	X		X	X	X
Industry Experience	X		X	X	X	X	X
Scientific Experience				X
Commercial Experience			X	X	X	X	X
Corporate Governance Experience	X	X	X	X	X	X	X
Capital Markets Experience	X	X				X
Management Experience	X	X	X	X	X	X	X

Arrangements Regarding Director Nominations

Messrs. Emerson and Boris were identified to serve as a member of our Board by the holders of a majority of the shares of our Series E Preferred Stock sold in our private placement on April 16, 2018 pursuant to the director designation right provided in the subscription agreements that we entered into with the purchasers of our securities in connection with such private placement.

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Family Relationships

There are no familial relationships between any of our executive officers and directors.

Director or Officer Involvement in Certain Legal Proceedings

Our directors and executive officers were not involved in any legal proceedings as described in Item 401(f) of Regulation S-K in the past ten years, other than the fact that Mr. Williams had served as a member of the Board of Directors of Proove Biosciences, Inc., a private company, from January 2015 until May 2017, which entity went into receivership in approximately September 2017.

Independence of the Board of Directors

The Board of Directors utilizes NASDAQ’s standards for determining the independence of its members. In applying these standards, the Board considers commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others, in assessing the independence of directors, and must disclose any basis for determining that a relationship is not material. The Board has determined that the following five (5) director nominees, namely Isaac Blech, Tim Boris, Uli Hacksell, Ph.D., Nancy Phelan and Donald A. Williams, are independent directors within the meaning of the NASDAQ independence standards. In making these independence determinations, the Board did not exclude from consideration as immaterial any relationship potentially compromising the independence of any of the above directors.

Meetings of the Board of Directors

The Board of Directors held fifteen (15) meetings during 2017. During 2017, all directors attended more than 75% of the aggregate number of meetings of the Board of Directors that were held during the time that they served as members of the Board of Directors. We do not have a formal policy regarding attendance by members of the Board of Directors at the annual meeting of stockholders, but we strongly encourage all members of the Board of Directors to attend our annual meetings and expect such attendance except in the event of extraordinary circumstances. All of our directors attended our annual meeting of stockholders for the 2017 fiscal year.

Committees of the Board of Directors

The Board of Directors has established and currently maintains the following three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee (the “N&GC”). The Board of Directors has adopted written charters for each of these committees, which we make available free of charge on or through our Internet website, along with other items related to corporate governance matters, including our Code of Business Conduct and Ethics applicable to all employees, officers and directors. We maintain our Internet website at www.marinabio.com. You can access our committee charters and code of conduct on our website by first clicking “About Marina Biotech” and then “Corporate Governance.”

We intend to disclose on our Internet website any amendments to or waivers from our Code of Business Conduct and Ethics, as well as any amendments to the charters of any of our standing committees. Any stockholder also may obtain copies of these documents, free of charge, by sending a request in writing to: Marina Biotech, Inc., 4721 Emperor Boulevard, Suite 350, Durham, North Carolina 27703.

Currently, the Audit Committee consists of Mr. Williams (Chair), Mr. Blech and Mr. Boris, the Compensation Committee consists of Mr. Boris (Chair), Mr. Blech and Mr. Williams, and the N&GC consists of Mr. Blech (Chair), Mr. Boris and Mr. Williams. During the 2017 fiscal year, the Audit Committee held six (6) meetings, and neither the Compensation Committee nor the N&GC held any meetings. All members of each standing committee during 2017 attended at least 75% of the meetings that were held during the periods when they served as members of such committee.

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Audit Committee. Among other functions, the Audit Committee authorizes and approves the engagement of the independent registered public accounting firm, reviews the results and scope of the audit and other services provided by the independent registered public accounting firm, reviews our financial statements, reviews and evaluates our internal control functions, approves or establishes pre-approval policies and procedures for all professional audit and permissible non-audit services provided by the independent registered public accounting firm and reviews and approves any proposed related party transactions. The Board of Directors has determined that each of the current members of the Audit Committee is an independent director within the meaning of the NASDAQ independence standards and Rule 10A-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that each of the current members of the Audit Committee qualifies as an Audit Committee Financial Expert under applicable SEC Rules and satisfies the NASDAQ standards of financial literacy and financial or accounting expertise or experience.

Compensation Committee. The Compensation Committee’s functions include reviewing and approving the compensation and benefits for our executive officers, administering our equity compensation plans and making recommendations to the Board of Directors regarding these matters. Neither the Compensation Committee nor the Board of Directors retained any consultants to assist in the review and approval of the compensation and benefits for the executive officers of our company during 2017. The Board of Directors has determined that each current member of the Compensation Committee is an independent director within the meaning of the NASDAQ independence standards.

Nominating and Corporate Governance Committee. The N&CGC searches for and recommends to the Board of Directors potential nominees for director positions and makes recommendations to the Board of Directors regarding the size, composition and compensation of the Board of Directors and its committees. The Board of Directors has determined that each current member of the N&CGC is an independent director within the meaning of the NASDAQ independence standards.

Selection of Board Candidates

In selecting candidates for the Board of Directors, the Board (or, as used throughout this section, the N&GC, as applicable) begins by determining whether the incumbent directors whose terms expire at the annual meeting of stockholders desire and are qualified to continue their service on the Board of Directors. If there are positions on the Board of Directors for which the Board will not be re-nominating an incumbent director, or if there is a vacancy on the Board of Directors, the Board will solicit recommendations for nominees from persons whom the Board believes are likely to be familiar with qualified candidates, including members of our Board of Directors and our senior management. The Board may also engage a search firm to assist in the identification of qualified candidates. The Board will review and evaluate those candidates whom it believes merit serious consideration, taking into account all available information concerning the candidate, the existing composition and mix of talent and expertise on the Board of Directors and other factors that it deems relevant. In conducting its review and evaluation, the committee may solicit the views of management and other members of the Board of Directors, and may conduct interviews of proposed candidates.

The Board generally requires that all candidates for the Board of Directors be of the highest personal and professional integrity and have demonstrated exceptional ability and judgment. The Board will consider whether such candidate will be effective, in conjunction with the other members of the Board of Directors, in collectively serving the long-term interests of our stockholders. In addition, the Board requires that all candidates have no interests that materially conflict with our interests and those of our stockholders, have meaningful management, advisory or policy making experience, have a general appreciation of the major business issues facing us and have adequate time to devote to service on the Board of Directors.

The Board will consider stockholder recommendations for nominees to fill director positions, provided that the Board will not entertain stockholder nominations from stockholders who do not meet the eligibility criteria for submission of stockholder proposals under Rule 14a-8 of Regulation 14A under the Exchange Act. Stockholders may submit written recommendations for nominees to the Board of Directors, together with appropriate biographical information and qualifications of such nominees as required by our Bylaws, to our Corporate Secretary following the same procedures as described in “Stockholder Communications” in this Proxy Statement. In order for a nominee for directorship submitted by a stockholder to be considered, such recommendation must be received by the Corporate Secretary by the time period set forth in our most recent proxy statement for the submission of stockholder proposals under Rule 14a-8 of Regulation 14A under the Exchange Act. The Corporate Secretary shall then deliver any such communications to the Chairman of the Board or the N&GC, as applicable. The Board will evaluate stockholder recommendations for candidates for the Board of Directors using the same criteria as for other candidates, except that the Board may consider, as one of the factors in its evaluation of stockholder recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in our equity.

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In addition to the foregoing, we note that the holders of a majority of the shares of our series E preferred stock that were issued in our recent offering of shares of series E preferred stock have the right to designate three persons for election as directors of our company at the Annual Meeting, and that we agreed with the investors who purchased our securities in our recent offering of series E preferred stock that Isaaac Blech would also be included as a nominee for director at the Annual Meeting. We previously added Mr. Boris and Mr. Emerson to our Board of Directors at the request of the holders of a majority of the shares of our series E preferred stock.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors is currently chaired by Uli Hacksell, Ph.D., who was appointed to serve in such capacity effective July 1, 2018. Also, Robert C. Moscato, Jr. currently serves as our Chief Executive Officer, having been engaged in such role effective June 18, 2018. Although we have not adopted a formal policy on whether the Chairman of the Board and Chief Executive Officer positions should be separate or combined, given our company’s operational history, recent organizational changes and need for strong and experienced leadership as we seek to significantly expand our business operations and commercial capabilities, we have determined that it is in the best interests of our company and its stockholders that these roles be separate. However, while our Board believes the separation of these positions currently serves our company well, and intends to maintain this separation where appropriate and practicable, the Board does not believe that it is appropriate to prohibit one person from serving as both Chairman of the Board and Chief Executive Officer. Our Board will continually evaluate our leadership structure and could in the future decide to combine the Chairman and Chief Executive Officer positions if it believes that doing so would serve the best interests of our company and its stockholders.

As noted above, our Board has determined that Dr. Hacksell is independent within the meaning of the NASDAQ independence standards. As such, and in his role as Chairman of the Board, we believe that Dr. Hacksell can help to ensure that our independent directors have a strong voice in the leadership of our company, including having the ability to provide management with guidance and feedback on their performance. To further strengthen the voice of our independent directors, we provide that such directors meet on a regular basis, and we have provided that all of the members of the Audit Committee, the Compensation Committee and the N&GC are independent.

Our Board of Directors and the Audit Committee thereof is responsible for overseeing the risk management processes on behalf of our company. The Board and, to the extent applicable, the Audit Committee, receive and review periodic reports from management, auditors, legal counsel and others, as considered appropriate regarding our company’s assessment of risks. Where applicable, the Audit Committee reports regularly to the full Board of Directors with respect to risk management processes. The Audit Committee and the full Board of Directors focus on the most significant risks facing our company and our company’s general risk management strategy, and also ensure that risks undertaken by our company are consistent with the Board’s appetite for risk. While the Board oversees the risk management of our company, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.

Stockholder Communications

All stockholder communications must: (i) be addressed to our Chief Executive Officer at our address; (ii) be in writing either in print or electronic format; (iii) be signed by the stockholder sending the communication; (iv) indicate whether the communication is intended for the entire Board of Directors, a committee thereof, or the independent directors; (v) if the communication relates to a stockholder proposal or director nominee, identify the number of shares held by the stockholder, the length of time such shares have been held, and the stockholder’s intention to hold or dispose of such shares, provided that we will not entertain shareholder proposals or shareholder nominations from shareholders who do not meet the eligibility and procedural criteria for submission of shareholder proposals under Commission Rule 14a-8 of Regulation 14A under the Exchange Act; and (vi) if the communication relates to a director nominee being recommended by the stockholder, must include appropriate biographical information of the candidate as is required by our Bylaws.

Upon receipt of a stockholder communication that is compliant with the requirements identified above, the Chief Executive Officer shall promptly deliver such communication to the appropriate member(s) of the Board of Directors or committee member(s) identified by the stockholder as the intended recipient of such communication by forwarding the communication to either the chairman of the Board of Directors with a copy to the CEO, the chairman of the applicable committee, or to each of the independent directors, as the case may be.

The Chief Executive Officer may, in his or her sole discretion and acting in good faith, provide copies of any such stockholder communication to any one or more of our directors and executive officers, except that in processing any stockholder communication addressed to the independent directors, the Chief Executive Officer may not copy any member of management in forwarding such communications. In addition, the Chief Executive Officer may, in his or her sole discretion and acting in good faith, not forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for consideration by the intended recipient and any such correspondence may be forwarded elsewhere in our company for review and possible response.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Approval for Related Party Transactions

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related-person transactions. Our Code of Business Conduct and Ethics requires that all employees, including officers and directors, disclose to the CEO the nature of any company business that is conducted with any related party of such employee, officer or director (including any immediate family member of such employee, officer or director, and any entity owned or controlled by such persons). If the transaction involves an officer or director of our company, the CEO must bring the transaction to the attention of the Audit Committee or, in the absence of an Audit Committee the full Board, which must review and approve the transaction in writing in advance. In considering such transactions, the Audit Committee (or the full Board, as applicable) takes into account the relevant available facts and circumstances.

Related Party Transactions

Transactions with Vuong Trieu, Ph.D.

We have entered into the following transactions with Dr. Trieu, who currently serves as a member of our Board of Directors (and who previously served as the Chairman of our Board of Directors, our Executive Chairman and our Interim Chief Executive Officer), and/or entities that are controlled by him or with which he is affiliated, that require disclosure under Item 404(a) of Regulation S-K promulgated under the Exchange Act: (A) we and Dr. Trieu were parties to a Line Letter dated November 15, 2016 pursuant to which Dr. Trieu offered to us an unsecured line of credit in an amount not to exceed $540,000, to be used for operating expenses (the outstanding principal balance of which line of credit, plus accrued and unpaid interest thereon, converted into shares of our Series E Preferred Stock and warrants to purchase shares of our common stock upon the closing of our private placement of such securities on April 16, 2018); (B) Dr. Trieu is the Chief Executive Officer of Autotelic LLC, with which entity we entered into a License Agreement dated November 15, 2016; (C) Dr. Trieu is the Chairman of the Board of Directors of Autotelic Inc., with which entity we entered into a Master Services Agreement dated November 15, 2016 (which Master Services Agreement is being terminated), and which entity offered to us an unsecured line of credit in an amount not to exceed $500,000 in April 2017 (the outstanding principal balance of which line of credit, plus accrued and unpaid interest thereon, converted into shares of our Series E Preferred Stock and warrants to purchase shares of our common stock upon the closing of our private placement of such securities on April 16, 2018); (D) Dr. Trieu is the Chairman of the Board of Directors and Chief Operating Officer of LipoMedics Inc., with which entity we entered into a License Agreement and a Stock Purchase Agreement, each dated February 6, 2017; (E) Dr. Trieu is the Chairman of the Board of Directors and Chief Executive Officer of Oncotelic Inc., with which entity we entered into a License Agreement dated July 17, 2017 (which License Agreement has been terminated); and (F) Dr. Trieu is the Chairman of the Board of Directors of Autotelic Inc., which entity owns approximately 19% of the issued and outstanding shares of the common stock of Autotelic BIO, with which entity we entered into a binding term sheet on January 11, 2018 regarding the licensing of our IT-103 product candidate.

Each of the foregoing agreements is described immediately below. Immediately following the completion of the merger between IthenaPharma Inc. (“Ithena”) and Marina Biotech in November 2016 (such transaction, the “Merger”, and the agreement pursuant to which the Merger was effected, the “Merger Agreement”), Autotelic LLC owned approximately 25.8% of the issued and outstanding shares of our common stock (which percentage has been reduced to approximately 20.6% as of the date of this proxy statement) and Autotelic Inc. owned approximately 5.9% of the issued and outstanding shares of our common stock (which percentage has been reduced to approximately 4.7% as of the date of this proxy statement).

Line Letter with Dr. Trieu

On November 15, 2016, in connection with the Merger, we entered into a Line Letter with Dr. Trieu for an unsecured line of credit in an amount not to exceed $540,000, all of which has been drawn down. The unpaid principal balance of the line of credit, together with accrued and unpaid interest thereon, converted into 114.63 shares of our Series E Preferred Stock and warrants to purchase up to 859,725 shares of our common stock upon the closing of our private placement of such securities on April 16, 2018. As a result of the conversion of the line of credit, all of our obligations to Dr. Trieu thereunder have been satisfied and the line of credit is no longer outstanding.

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Autotelic LLC License Agreement

On November 15, 2016, in connection with the Merger, we entered into a License Agreement with Autotelic LLC, a stockholder of IThenaPharma that became the holder of 2,312,355 shares of our common stock as a result of the Merger, and an entity of which Dr. Trieu serves as Chief Executive Officer, pursuant to which (A) we licensed to Autotelic LLC certain patent rights, data and know-how relating to FAP and nasal insulin, for human therapeutics other than for oncology-related therapies and indications, and (B) Autotelic LLC licensed to us patent rights, data and know-how relating to IT-102 and IT-103, in connection with individualized therapy of pain using a non-steroidal anti-inflammatory drug and an anti-hypertensive without inducing intolerable edema, and treatment of certain aspects of proliferative disease, but not including rights to IT-102/IT-103 for Therapeutic Drug Monitoring (TDM) guided dosing for all indications using an Autotelic Inc. TDM Device. We also granted a right of first refusal to Autotelic LLC with respect to any license by us of the rights licensed by or to us under the License Agreement in any cancer indication outside of gastrointestinal cancers.

Master Services Agreement

On November 15, 2016, in connection with the Merger, we entered into a Master Services Agreement (the “MSA”) with Autotelic Inc., a stockholder of IThenaPharma that became the holder of 525,535 shares of our common stock as a result of the Merger, and an entity of which Dr. Trieu serves as Chairman of the Board, pursuant to which Autotelic Inc. agreed to provide certain business functions and services from time to time at our request. In August 2018, we notified Autotelic Inc. that we are terminating the MSA as of October 31, 2018.

In April 2018, and in connection with the closing of our private placement of our Series E Preferred Stock and warrants to purchase shares of our common stock, we entered into a Compromise and Settlement Agreement with Autotelic Inc. pursuant to which we agreed to issue to Autotelic Inc. an aggregate of 162.59 shares of our Series E Preferred Stock and warrants to purchase up to 2,564,465 shares of our common stock to satisfy accrued and unpaid fees in the aggregate amount of approximately $812,967, and other liabilities, owed to Autotelic Inc. as of March 31, 2018 pursuant to the MSA.

Line Letter with Autotelic Inc.

On April 4, 2017, we entered into a Line Letter with Autotelic Inc., a stockholder of IThenaPharma that became the holder of 525,535 shares of our common stock as a result of the Merger, and an entity of which Dr. Trieu serves as Chairman of the Board, for an unsecured line of credit in an amount not to exceed $500,000, to be used for operating expenses. The balance under the line was $93,662, including accrued interest of $2,847 as of December 31, 2017. The unpaid principal balance of the line of credit, together with accrued and unpaid interest thereon, converted into 19 shares of our Series E Preferred Stock and warrants to purchase up to 142,500 shares of our common stock upon the closing of our private placement of such securities on April 16, 2018. As a result of the conversion of the line of credit, all of our obligations to Autotelic Inc. thereunder have been satisfied and the line of credit is no longer outstanding.

Arrangements with LipoMedics

On February 6, 2017, we entered into a License Agreement with LipoMedics, Inc. pursuant to which, among other things, we provided to LipoMedics a license to our SMARTICLES platform for the delivery of nanoparticles including small molecules, peptides, proteins and biologics. On the same date, we also entered into a Stock Purchase Agreement with LipoMedics pursuant to which we issued to LipoMedics an aggregate of 86,206 shares of our common stock for a total purchase price of $250,000. Dr. Trieu is the Chairman of the Board and Chief Operating Officer of LipoMedics.

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Arrangements with Oncotelic

On July 17, 2017, we entered into a License Agreement with Oncotelic pursuant to which, among other things, we provided to Oncotelic a license to our SMARTICLES platform for the delivery of antisense DNA therapeutics, as well as a license to our conformationally restricted nucleotide technology with respect to TGF-Beta. Under the terms of the License Agreement, Oncotelic also agreed to purchase 49,019 shares of our common stock for an aggregate purchase price of $250,000 ($5.10 per share), with such purchase and sale to be made pursuant to a Stock Purchase Agreement to be entered into between us and Oncotelic within thirty (30) days following the date of the License Agreement. Oncotelic has not completed the purchase of the stock and we have not been able to reach a definitive agreement, as such we have terminated the agreement. Dr. Trieu is the principal stockholder and Chief Executive Officer of Oncotelic.

Arrangements with Autotelic BIO

On January 11, 2018, we entered into a binding agreement with Autotelic BIO (“ATB”) pursuant to which, among other things, and subject to the satisfaction of certain conditions on or prior to January 15, 2019, we shall grant to ATB a perpetual exclusive right of development and marketing of our IT-103 product candidate (the “Product”), at the currently approved dose/approved indications only for celecoxib (100 mg, 200mg and 400mg) for combined hypertension and arthritis only, with such right extending throughout the entire world (excluding the United States and Canada, and the territories of such countries) (the “Territory”). The grant of the license would be memorialized in a definitive license agreement to be entered into between the parties following the satisfaction of the applicable conditions.

The conditions to the grant of the license include, without limitation, that prior to the Termination Date, ATB shall satisfy one of the following conditions: (i) ATB shall obtain funding in a certain specified amount to perform thirteen (13) weeks of repeated toxicity testing with rats and to obtain Investigational New Drug Application approval in the Republic of Korea (the “Fundraising”); (ii) ATB shall obtain a co-development and licensing deal with other third-party pharmaceutical companies with respect to the Product; and (iii) ATB shall obtain a government-sponsored research and development project in the Republic of Korea with respect to the Product. There can be no assurance that all or any of the foregoing conditions to the grant of the license will be satisfied on or prior to the Termination Date, or at all. Such failure will cause the term sheet agreement to expire, and will result in a definitive agreement with respect to the grant of the license not being entered into, in which event we will retain full rights to the Product and full responsibility for its development and commercialization.

The term sheet agreement provides that, following the date on which the license is granted: (A) if ATB should sub-license the Product, we and ATB would share all proceeds of such sub-license equally; and (B) if ATB markets the Product on its own, ATB would provide us with a royalty equal to a percentage of net profits in the mid-single digits. The term sheet agreement also provides that ATB will make a payment to us in the amount of $100,000 upon the successful completion of the Fundraising, and a payment to us in the amount of $300,000 following the date on which we have transferred certain specified technology and provided certain assistance regarding the manufacturing and production of the Product. ATB will have the right to provide us with the Product at the price of Cost of Goods +30% in the event ATB can meet current good manufacturing practices, including obligations to obtain marketing approval in the United States, so long as ATB is able to meet our timeline as to production. Once we have initiated tech transfer for commercial production, if ATB is not providing us with Product, the term sheet provision under which if ATB markets the Product on its own, ATB would provide us with a royalty equal to a percentage of net profits in the mid-single digits, is null and void. We will be entitled to the clinical trial data and any enhancements and inventions developed by ATB during this process. ATB will have intellectual property rights and bear the cost of the Product worldwide, excluding the United States and Canada and their territories. We will have intellectual property rights and bear the cost of the Product in the United States and Canada and their territories. ATB is to conduct clinical trials in full gene therapy medicinal product / good clinical practice compliance with full consultation and approval of our company to be submissible to the U.S. FDA.

Autotelic LLC owns approximately 19% of the issued and outstanding shares of the common stock of ATB.

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Transactions with Larn Hwang, Ph.D.

Dr. Hwang, our former Chief Scientific Officer, also serves as the Chief Scientific Officer of Autotelic Inc., which entity owned approximately 5.9% of our issued and outstanding shares of common stock immediately following the completion of the Merger. Further, we and Autotelic Inc. are parties to the MSA described above under “Related Party Transactions – Transactions with Vuong Trieu, Ph.D. – Master Services Agreement”, and on April 4, 2017 we entered into the Line Letter with Autotelic Inc. described above under “Related Party Transactions – Transactions with Vuong Trieu, Ph.D. – Line Letter with Autotelic Inc.” Dr. Hwang is also the Chief Scientific Officer of Oncotelic, Inc., with which entity we entered into the License Agreement described above under “Related Party Transactions – Transactions with Vuong Trieu, P.D. – Arrangements with Oncotelic”.

Transactions with Mihir Munsif

Each of Mr. Munsif, our former Chief Operating Officer, and Autotelic Inc., of which entity Mr. Munsif serves as Senior Vice President, owned approximately 5.9% of our issued and outstanding shares of common stock immediately following the completion of the Merger. In addition, we and Autotelic Inc. are parties to the MSA described above under “Related Party Transactions – Transactions with Vuong Trieu, Ph.D. – Master Services Agreement”, and on April 4, 2017 we entered into the Line Letter with Autotelic Inc. described above under “Related Party Transactions – Transactions with Vuong Trieu, Ph.D. – Line Letter with Autotelic Inc.” In addition, on February 6, 2017, we and Lipomedics, Inc., of which entity Mr. Munsif serves as Senior Vice President of Portfolio Management, entered into the License Agreement and the Stock Purchase Agreement described above under “Related Party Transactions – Transactions with Vuong Trieu, Ph.D. – Arrangements with Lipomedics”.

Related Party Transactions Regarding IThenaPharma

IThenaPharma had entered into a Master Services Agreement (“MSA”) with a related party, Autotelic Inc., effective January 1, 2015. Prior to the Merger, Autotelic Inc. owned less than 10% of IThenaPharma. Pursuant to the MSA, Autotelic Inc. provided business functions and services to IThenaPharma, and in consideration for such functions and services, Autotelic Inc. charged IThenaPharma for expenses paid on its behalf. The MSA included personnel costs allocated based on amount of time incurred and other services such as consultant fees, clinical studies, conferences and other operating expenses incurred on behalf of IThenaPharma.

As per the MSA, IThenaPharma paid Autotelic Inc. cash in an amount equal to the actual labor cost, plus warrants for shares of IThenaPharma’s common stock with a strike price equal to the fair market value of IThenaPharma’s common stock at the time said warrants are issued. IThenaPharma also paid Autotelic Inc. for the services provided by third party contractors plus a 20% mark up.

In accordance with the MSA, Autotelic Inc. billed IThenaPharma for personnel and service expenses Autotelic Inc. incurred on behalf of IThenaPharma. Personnel costs charged by Autotelic Inc. were $166,550 for the year ended December 31, 2016.

For the year ended December 31, 2016, Autotelic Inc. billed IThenaPharma a total of $344,563. Of the total expenses billed by Autotelic Inc. for such year, $232,610 was paid in cash, $83,166 was recorded as due to related party, and IThenaPharma issued warrants for the remaining amount due of $47,791.

In December 2015, IThenaPharma issued to Autotelic Inc. warrants to purchase up to 47,374, 40,132 and 30,214 shares of IThenaPharma common stock with a strike price at $2.76 per share, which represented a 100% markup of the personnel service from January 1 to March 31, 2015, April 1 to June 30, 2015, and July 1 to September 30, 2015, respectively. In February 2016, IThenaPharma issued to Autotelic Inc. warrants to purchase up to 21,453 shares of IThenaPharma common stock with a strike price at $2.76 per share, which represented a 100% markup of the personnel service from October 1 to December 31, 2015. As noted below, the warrants were cancelled as part of the acquisition by Autotelic Inc. from IThenaPharma of the technology asset (IT-101).

In July 2016, IThenaPharma issued convertible promissory notes with an aggregate principal balance of $50,000 to related-party investors. Borrowings under each of these convertible notes bore interest at 3% per annum and these notes were to mature on June 30, 2018. As noted below, the notes were assumed by Autotelic Inc. on November 15, 2016 as part of its acquisition from IThenaPharma of the technology asset (IT-101).

On November 15, 2016, simultaneously with the Merger, Autotelic Inc. acquired a technology asset (IT-101) from IThenaPharma, and IThenaPharma’s investment of $479 in a foreign entity from IThenaPharma. In exchange for these assets, Autotelic Inc. agreed to cancel all of the warrants to purchase shares of IThenaPharma common stock that it held as a result of the MSA, it received all of IThenaPharma’s then cash balance as payment against the liabilities and it agreed to assume the remaining debts and liabilities of IThenaPharma, including accounts payable of $71,560, accrued expenses of $11,470, amounts due to related party of $5,375, other liabilities of $118,759, a convertible note payable of $50,000, and accrued interest payable of $567.

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PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT

A REVERSE STOCK SPLIT AT THE DISCRETION OF THE BOARD OF DIRECTORS

We are seeking your approval of an amendment to our amended and restated certificate of incorporation to authorize our Board of Directors to effect a reverse stock split of our outstanding common stock in the range of one-for-two to one-for-twenty, without further approval of our shareholders, upon a determination by our Board of Directors that such a reverse stock split is in the best interests of our company and our shareholders, at any time within two (2) years following the Annual Meeting. We currently anticipate that we will implement a reverse split, if this Proposal No. 2 is authorized by our stockholders, prior to the end of our 2019 fiscal year.

Our common stock is presently listed on the OTCQB Tier of the OTC Markets. We believe that a reverse stock split may help facilitate a future listing of our common stock on a national securities exchange, such one of the various tiers of NASDAQ, although we cannot assure you that such a listing will ever occur.

In addition to potentially listing our common stock on a national securities exchange, we believe that it may be in our best interests to increase the per-share price of our common stock through a reverse stock split in order to enhance the desirability and marketability of our common stock to the financial community and to attract different investors in future financings and in regular market trading. Such considerations are particularly important to a company, such as ours, that anticipates engaging in equity financing transactions in the near future.

Many institutional investors have policies prohibiting them from holding lower-priced stocks in their own portfolios, which reduces the number of potential buyers of our common stock. In addition, analysts at many leading brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. A variety of brokerage house policies and practices also tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. We believe that if the reverse stock split has the effect of increasing the trading price of our common stock, even if we do not list our common stock on a national securities exchange, the investment community may find our common stock to be more attractive, which could promote greater liquidity for our existing shareholders and could facilitate anticipated equity financing initiatives.

As a result of the foregoing considerations, the Board of Directors has determined that it may be in our best interest to effect a reverse stock split in the near future in an effort to increase the per-share price of our common stock and to create additional “headroom” for potential future equity financing transactions, if any. As such, we are asking our shareholders to approve an amendment to our amended and restated certificate of incorporation authorizing a reverse stock split in the range of one-for-two to one-for-twenty and granting the Board of Directors the discretion to effect the reverse stock split within this range at any time within two (2) years following the Annual Meeting, and at such ratio that it determines appropriate. Further discussion of the reasons for, and possible consequences of, the reverse stock split can be found below in the subsections titled “Reasons for the Reverse Stock Split” and “Possible Effects of the Reverse Stock Split.”

If this proposal is approved, the Board of Directors will have the authority, but not the obligation, in its sole discretion and without any further action on the part of the shareholders, to effect, at any time within two (2) years following the Annual Meeting that it believes to be most advantageous to us and to our shareholders, a reverse stock split in the range of one-for-two to one-for-twenty.

This proposal would give the Board the authority to implement one, but not more than one, reverse stock split. A reverse stock split would be effected by the filing of an amendment to our amended and restated certificate of incorporation with the Secretary of State of the State of Delaware. The Board of Directors will have the ability to decline to file the amendment to our amended and restated certificate of incorporation without further shareholder action if it subsequently determines that a reverse stock split is no longer in our best interest.

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If the reverse stock split is effected by the Board of Directors, the number of shares of common stock owned by each shareholder will be reduced by the same proportion as the reduction in the total number of shares of common stock outstanding, so that the percentage of the outstanding common stock owned by each shareholder after the reverse stock split will remain approximately the same as the percentage owned before the reverse stock split. The proportions may not be exactly the same due to the treatment of fractional shares that may result from the reverse stock split. The proposed reverse stock split will reduce the number of shares of outstanding common stock; however, it will not have the effect of reducing the number of shares of authorized common stock. Therefore: (i) assuming we effected a one-for-two reverse stock split on the Record Date for this Annual Meeting, following such reverse stock split we would continue to have 180 million shares of authorized common stock but there would only be approximately (x) 5,620,842 shares of common stock issued and outstanding and (y) 45,480,164 shares of common stock issued and outstanding on a fully diluted basis after giving effect to the exercise of all outstanding options and warrants and the conversion of all outstanding shares of preferred stock; and (ii) assuming we effected a one-for-twenty reverse stock split on the Record Date for this Annual Meeting, following such reverse stock split we would continue to have 180 million shares of authorized common stock but there would only be approximately (A) 562,084 shares of common stock issued and outstanding and (B) and 4,548,017 shares of common stock issued and outstanding on a fully diluted basis after giving effect to the exercise of all outstanding options and warrants and the conversion of all outstanding shares of preferred stock. As a result of these factors, the reverse stock split would in effect create “headroom” in the form of more available authorized but unissued shares of common stock. Assuming passage of this Proposal No. 2, we anticipate that we will utilize such additional “headroom” for the issuance of common stock upon the exercise and/or conversion of outstanding options, warrants and preferred stock, in connection with the granting of future awards under our equity incentive plans, and in connection with potential future equity financing transactions, if any. As of the date of this proxy statement, we do not have any agreements, arrangements or understandings, whether written or oral, relating to the issuance of the additional authorized shares of our common stock that will become available as a result of the reverse split in any equity financing transactions.

Any reverse stock split that we implement following approval of this Proposal No. 2 will not affect any shareholder’s individual proportionate voting power, except to a minor extent due to the handling of fractional shares.

We have granted equity awards to our employees as authorized by our equity incentive plans. The terms of each of the foregoing plans provide for appropriate adjustment in the number and class of shares reserved for granting of awards and in the number, class and prices of shares covered by the awards granted pursuant to such plans but not yet exercised. If the reverse split is implemented, the Board of Directors or the applicable plan administrator will take the above-mentioned appropriate action(s). We will also make appropriate adjustments to any outstanding stock options granted outside of the aforementioned plans to reflect the reverse stock split. In addition, our outstanding warrants to purchase shares of common stock contain appropriate adjustments to the exercise price of such warrants and the number of shares of common stock issuable upon exercise thereof to reflect the reverse stock split. Further, the terms of our outstanding shares of preferred stock contain appropriate adjustments to the conversion price of such shares of preferred stock and the number of shares of common stock issuable upon conversion thereof to reflect the reverse stock split.

As our common stock is registered under the Exchange Act, we are subject to the reporting and other requirements of the Exchange Act. The reverse split, if implemented, will not affect the registration of our common stock under the Exchange Act or our reporting or other requirements thereunder.

Reasons for the Reverse Stock Split

Facilitating the future listing of our common stock on a national securities exchange, of which there can be no assurance, and creating additional “headroom” for potential future equity financing transactions, if any, and other corporate purposes, are the primary reasons for the reverse stock split. As noted above, as of the date of this proxy statement, we do not have any agreements, arrangements or understandings, whether written or oral, relating to the issuance of the additional authorized shares of our common stock that will become available as a result of the reverse split in any equity financing transactions.

In addition, we believe that it may be advantageous to increase the per-share price of our stock through a reverse stock split to appeal to a broader range of investors in potential future financing transactions. A reverse stock split would result in a recapitalization intended to increase the per share value of our common stock. However, even if we effect the reverse stock split, there can be no assurance of either an immediate or a sustainable increase in the per share trading price of our common stock.

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Our Board of Directors believes that a reverse stock split would also be beneficial for the following reasons:

●	It could heighten the interest of the financial community in our company and potentially broaden the pool of investors that may consider investing in our company by increasing the trading price of our common stock and decreasing the number of outstanding shares of our common stock;

●	It could help to attract institutional investors who have internal policies that either prohibit them from purchasing stocks below a certain minimum price or tend to discourage individual brokers from recommending such stocks to their customers; and

●	It may also encourage investors who had previously been dissuaded from purchasing our common stock because commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks.

Text of the Proposed Amendment

If the Board determines to effect the reverse stock split following the approval of the proposal by our shareholders, we propose to amend our amended and restated certificate of incorporation by adding a paragraph to Article FOURTH, paragraph (a), substantially as follows:

“Effective at __:__ EDT on _______, 20__ (the “Effective Time”), every (  ) shares of the Common Stock of the Corporation issued and outstanding will be exchanged and combined, automatically, without further action, into one (1) share of the Common Stock of the Corporation. At the Effective Time, there shall be no change in the number of authorized shares of Common Stock, including the number authorized for each class of shares, which the Corporation shall have the authority to issue. Any fraction of a share of Common Stock that would otherwise have resulted from the foregoing combination shall be rounded up to the nearest whole share of Common Stock.”

Possible Effects of the Reverse Stock Split

Once the reverse stock split is implemented, our common shareholders will own a fewer number of shares than they currently own. Although the Board expects that the reduction in outstanding shares of common stock will result in an increase in the per share price of our common stock, there is no assurance that such a result will occur. Similarly, there is no assurance that the reverse stock split will result in a permanent increase in the per share price, which can be dependent on several factors.

Should the per share price of our common stock decline upon implementation of the reverse stock split, the percentage decline may be greater than would occur in the absence of the reverse split.

The anticipated resulting increase in per-share price of our common stock is expected to encourage interest in our common stock and possibly promote greater liquidity for our shareholders and expand our equity financing opportunities. However, such liquidity could also be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

The reverse stock split could be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. It is often the case that the reverse-split adjusted stock price and market capitalization of companies that effect a reverse stock split decline, which has occurred with respect to our common stock in connection with prior reverse stock splits that we have implemented.

The number of shares held by each individual shareholder will be reduced if the reverse stock split is implemented. This will increase the number of shareholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to shareholders selling “odd lots” are higher on a per share basis. Consequently, the reverse stock split could increase the transaction costs to existing shareholders in the event they wish to sell all or a portion of their shares.

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Procedures for Effecting the Reverse Stock Split and Filing an Amendment to Our Amended and Restated Certificate of Incorporation

If our shareholders approve the reverse stock split and our Board of Directors subsequently determines that it is in our best interests to effect a reverse stock split, the amendment to our amended and restated certificate of incorporation will become effective at such time as is set forth in such amendment to our amended and restated certificate of incorporation. The actual timing of any such filing with the Secretary of State of the State of Delaware will be made by the Board at such time as the Board believes to be most advantageous to us and to our shareholders within two (2) years following the Annual Meeting.

Treatment of Fractional Shares

No fractional shares of common stock would be issued as a result of the reverse stock split, if any. Instead, any fraction of a share of common stock that would otherwise result from the reverse stock split would be rounded up to the nearest whole share of common stock.

Exchange of Pre-Reverse Stock Split Shares with Post-Reverse Stock Split Shares

If we implement a reverse stock split, our transfer agent will act as our exchange agent to act for holders of common stock in implementing the exchange of their pre-reverse stock split shares for post-reverse stock split shares.

Registered Book Entry Shareholder. Holders of common stock holding all of their shares electronically in book-entry form with our transfer agent do not need to take any action (the exchange will be automatic) to receive post-reverse stock split shares.

Registered Certificated Shareholder. Some of our shareholders hold their shares in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent. Upon receipt of your pre-reverse stock split certificate(s), you will be issued the appropriate number of shares electronically in book-entry form under the Direct Registration System (“DRS”). No new shares in book-entry form will be issued to you until you surrender your outstanding pre-reverse stock split certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Accounting Adjustments

We anticipate that adjustments to our financial statements to reflect the reverse stock split, if any, will be minimal. Our stockholders’ equity, in the aggregate, will remain unchanged. Our historical earnings per share data would also be restated to reflect the reverse stock split.

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Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary of certain U.S. federal income tax consequences of a reverse stock split, if any, is for general information only, and it is not intended to be, nor should it be construed to be, legal or tax advice to any particular shareholder. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder. In addition, this summary does not address U.S. holders subject to special rules, such as persons who acquired shares of our common stock in compensatory transactions, certain financial institutions, tax-exempt entities, regulated investment companies, insurance companies, partnerships or other pass-through entities, persons subject to the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting, individual retirement accounts or tax-deferred accounts, dealers in securities or currencies, persons holding common stock in connection with a hedging transaction, “straddle,” conversion transaction or a synthetic security or other integrated transaction, and U.S. holders whose “functional currency” is not the U.S. dollar. The following summary also assumes that shares of our common stock both before and after the reverse stock split are held as a “capital asset” as defined by the Internal Revenue Code of 1986, as amended (the “Code”), which is generally property held for investment. This summary is based on current law, including the Code, administrative pronouncements, judicial decisions, existing and proposed Treasury Regulations, and interpretations of the foregoing, all as of the Record Date. All of the foregoing authorities are subject to change (possibly with retroactive effect) and any such change may result in U.S. federal income tax consequences to a U.S. holder that are materially different from those described below. This summary does not address non-income tax considerations or tax considerations under state, local, foreign and other laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of a reverse stock split.

U.S. Federal Income Tax Consequences to the Company. No gain or loss will be recognized by us as a result of a reverse stock split.

Federal Income Tax Consequences to U.S. Holders. The reverse stock split is intended to constitute a recapitalization for U.S. federal income tax purposes. Provided the reverse stock split does qualify as a recapitalization, a U.S. holder generally will not recognize gain or loss for U.S. federal income tax purposes on the reverse stock split. The aggregate tax basis of the post-reverse stock split shares will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefore, and the holding period of the post-reverse stock split shares received will include the U.S. holder’s holding period for the pre-reverse stock split shares exchanged.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF A REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND/OR FOREIGN INCOME TAX AND OTHER LAWS.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the votes entitled to be cast by holders of our common stock, either in person or by proxy, is required for approval of Proposal No. 2. For purposes of approval of Proposal No. 2, abstentions and broker non-votes will have the same effect as a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” PROPOSAL NO. 2.

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PROPOSAL NO. 3

APPROVAL OF THE ADOPTION OF OUR 2018 LONG-TERM INCENTIVE PLAN

On July 10, 2018, our Board of Directors approved the adoption, subject to stockholder approval at the Annual Meeting, of the Marina Biotech, Inc. 2018 Long-Term Incentive Plan (the “2018 Plan”). As part of this process, our Board of Directors reviewed the number of shares available under the Marina Biotech, Inc. 2014 Long-Term Incentive Plan (the “2014 Plan”), and determined that the approximately 180,000 shares available for grant thereunder represented an insufficient number of shares to enable us to provide sufficient future grants of stock options or other stock awards, as we seek to expand our business operations. The Board also noted that we had agreed to grant options to purchase up to 1,500,000 shares of our common stock to Robert C. Moscato, Jr., our Chief Executive Officer, pursuant to that certain Employment Agreement dated June 18, 2018 that we entered into with Mr. Moscato, that we had agreed to grant options to purchase up to 1,000,000 shares of our common stock to Uli Hacksell, Ph.D., the Chairman of our Board of Directors, in connection with the appointment of Dr. Hacksell as the Chairman of our Board of Directors, and that we had agreed to grant options to purchase up to 1,125,000 shares of our common stock to Erik Emerson, our Chief Commercial Officer and a member of our Board of Directors, all of which options were granted to Messrs. Moscato, Hacksell and Emerson under the 2018 Plan on July 10, 2018. Further, our Board of Directors noted that our 2008 Stock Incentive Plan expired during the second quarter of 2018, and thus that grants could no longer be made thereunder.

As a result, our Board of Directors believes that the adoption of the 2018 Plan is necessary and in the best interests of our company and its long-term strategic growth to permit us to continue to attract, retain and motivate officers, employees, non-employee directors and consultants.

Potentially all of our employees, officers, directors and consultants will be eligible to participate in the 2018 Plan. Because participation in, and the types of awards that may be made under, the 2018 Plan are subject to the discretion of the Compensation Committee (or the Board, as applicable), we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant or groups of participants, including our directors, executive officers and other employees. As of August 30, 2018, there were approximately three executive officers and approximately five non-employee directors of our company who will be eligible to participate in the 2018 Plan. During the 2017 fiscal year, we granted options to purchase up to an aggregate of 148,200 shares of common stock to our executive officers as a group (including options granted to Vuong Trieu, our former Executive Chairman and Interim Chief Executive Officer), and granted 70,000 restricted shares of common stock to our executive officers as a group. During the 2017 fiscal year we also granted options to purchase up to an aggregate of 509,657 shares of common stock to our non-employee directors as a group (excluding any options granted to Dr. Trieu, which are described above), and options to purchase up to 4,000 shares of our common stock to our employees (other than our executive officers) as a group.

The following is a brief description of the 2018 Plan. The full text of the 2018 Plan is attached as Annex A to this Proxy Statement, and the following description is qualified in its entirety by reference thereto. We urge you to read the 2018 Plan document carefully for a complete statement of the provisions summarized herein.

Purpose

The purpose of the 2018 Plan is to further and promote the interests of our company, its subsidiaries and its stockholders by enabling our company and its subsidiaries to attract, retain and motivate employees, directors and consultants or those who will become employees, directors or consultants of the company and/or its subsidiaries, and to align the interests of those individuals and our stockholders. To do this, the 2018 Plan offers performance-based incentive awards and equity-based opportunities providing employees, directors and consultants with a proprietary interest in maximizing the growth, profitability and overall success of our company and/or its subsidiaries.

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Number of Shares

The maximum number of shares of our common stock as to which awards may be granted under the 2018 Plan may not exceed six million (6,000,000) shares, which amount is subject to proportional adjustment as determined by our Board to reflect certain stock changes, such as stock dividends and stock splits (see “Recapitalization Adjustments” below).

If any awards under the 2018 Plan expire or terminate unexercised, the shares of common stock allocable to the unexercised or terminated portion of such award shall again be available for award under the 2018 Plan.

Assuming approval of this Proposal No. 3, the number of shares of common stock available under the 2018 Plan would represent approximately 53.4% of the shares of common stock outstanding on the Record Date, or approximately 6.6% assuming the conversion in full of all of our outstanding shares of convertible preferred stock and exercise in full of all of our outstanding options and warrants as of such date.

Administration

The administration, interpretation and operation of the 2018 Plan is vested in a committee appointed by our Board (the “Committee”). The Committee may designate persons other than members of the Committee to carry out the day-to-day administration of the 2018 Plan. In addition, the Committee may, in its sole discretion, delegate day-to-day ministerial administration to persons other than members of the Committee, except that the Committee shall not delegate its authority with regard to selection for participation in the 2018 Plan and/or the granting of any Awards to Participants. In the event that our Board has not appointed the Committee, then our Board shall have all the powers of the Committee under the 2018 Plan.

Eligibility

Employees, directors and consultants, or those who will become employees, directors and/or consultants of our company and/or its subsidiaries are eligible to receive awards under the 2018 Plan. Awards under the 2018 Plan will be made by the Committee. No determination has been made as to future awards which may be granted under the 2018 Plan, although it is anticipated that recipients of awards will include the current executive officers and directors of our company.

Awards Under the 2018 Plan

Introduction. Awards under the 2018 Plan may consist of stock options, stock appreciation rights (“SARs”), restricted shares or performance unit awards, each of which is described below. All awards will be evidenced by an award agreement between us and the individual participant and approved by the Committee. In the discretion of the Committee, an eligible employee, director or consultant may receive awards from one or more of the categories described below, and more than one award may be granted to an eligible employee, director or consultant.

Stock Options and Stock Appreciation Rights. A stock option is an award that entitles a participant to purchase shares of common stock at a price fixed at the time the option is granted. Stock options granted under the 2018 Plan may be in the form of incentive stock options (which qualify for special tax treatment) or non-qualified stock options, and may be granted alone or in addition to other awards under the 2018 Plan. Non-qualified stock options may be granted alone or in tandem with SARs.

A SAR entitles a participant to receive, upon exercise, an amount equal to (a) the excess of (i) the fair market value on the exercise date of a share of common stock, over (ii) the fair market value of a share of common stock on the date the SAR was granted, multiplied by (b) the number of shares of common stock for which the SAR has been exercised.

The exercise price and other terms and conditions of stock options and the terms and conditions of SARs will be determined by the Committee at the time of grant, provided, however, that the exercise price per share may not be less than 100 percent of the fair market value of a share of common stock on the date of the grant. In addition, the term of any incentive stock options granted under the 2018 Plan may not exceed ten years. An option or SAR grant under the 2018 Plan does not provide an optionee any rights as a stockholder and such rights will accrue only as to shares actually purchased through the exercise of an option or the settlement of an SAR.

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If stock options and SARs are granted together in tandem, the exercise of such stock option or the related SAR will result in the cancellation of the related stock option or SAR to the extent of the number of shares in respect of which such option or SAR has been exercised.

Stock options and SARs granted under the 2018 Plan shall become exercisable at such time as designated by the Committee at the time of grant.

Payment for shares issuable pursuant to the exercise of a stock option (and applicable tax withholding) may be made either in cash, by certified check, bank draft, or money order, or, by delivery of shares satisfying such requirements as the Committee shall establish, or through such other mechanism as the Committee shall permit in its sole discretion.

In addition, the Committee, in its sole discretion, may provide in any stock option or SAR award agreement that the recipient of the stock option or SAR will be entitled to dividend equivalents with respect to such award. In such instance, in respect of any such award which is outstanding on a dividend record date for common stock, the participant would be entitled to an amount equal to the amount of cash or stock dividends that would have paid on the shares of common stock covered by such stock option or SAR award had such shares of common stock been outstanding on the dividend record date.

Restricted Share Awards. Restricted share awards are grants of common stock made to a participant subject to conditions established by the Committee in the relevant award agreement on the date of grant. The restricted shares only become unrestricted in accordance with the conditions and vesting schedule, if any, provided in the relevant award agreement. A participant may not sell or otherwise dispose of restricted shares until the conditions imposed by the Committee with respect to such shares have been satisfied. Restricted share awards under the 2018 Plan may be granted alone or in addition to any other awards under the 2018 Plan. Restricted shares which vest will be reissued as unrestricted shares of common stock.

Each participant who receives a grant of restricted shares will have the right to receive all dividends and vote or execute proxies for such shares. Any stock dividends granted with respect to such restricted shares will be treated as additional restricted shares.

Performance Units. Performance units (with each unit representing a monetary amount designated in advance by the Committee) are awards which may be granted to participants alone or in addition to any other awards under the 2018 Plan. Participants receiving performance unit grants will only earn such units if our company and/or the participant achieve certain performance goals during a designated performance period. The Committee will establish such performance goals and may use measures such as total stockholder return, return on equity, net earnings growth, sales or revenue growth, comparison to peer companies, individual or aggregate participant performance or such other measures the Committee deems appropriate. The participant may forfeit such units in the event the performance goals are not met. If all or a portion of a performance unit is earned, payment of the designated value thereof will be made in cash, in unrestricted common stock or in restricted shares or in any combination thereof, as provided in the relevant award agreement.

Recapitalization Adjustments. In the event that our Board determines that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other securities of our company, or other corporate transaction or event affects the common stock such that an adjustment is determined by our Board, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2018 Plan, our Board may, in any manner that it in good faith deems equitable, adjust any or all of (i) the number of shares of common stock or other securities of our company (or number and kind of other securities or property) with respect to which awards may be granted, (ii) the number of shares of common stock or other securities of our company (or number and kind of other securities or property) subject to outstanding awards, and (iii) the exercise price with respect to any stock option, or make provision for an immediate cash payment to the holder of an outstanding award in consideration for the cancellation of such award.

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Mergers. If our company enters into or is involved in any merger, reorganization, recapitalization, sale of all or substantially all of its assets, liquidation, or business combination with any person or entity (a “Merger Event”), our Board may, prior to such Merger Event and effective upon such Merger Event, take any action that it deems appropriate, including, replacing such stock options with substitute stock options and/or SARs in respect of the shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected stock options or SARs granted under the 2018 Plan as of the date of the consummation of the Merger Event. If any Merger Event occurs, our company has the right, but not the obligation, to cancel each participant’s stock options and/or SARs and to pay to each affected participant in connection with the cancellation of such stock options and/or SARs, an amount equal to the excess of the fair market value, as determined by our Board, of the common stock underlying any unexercised stock options or SARs (whether then exercisable or not) over the aggregate exercise price of such unexercised stock options and/or SARs. Upon receipt by any affected participant of any such substitute stock options, SARs (or payment) as a result of any such Merger Event, such participant’s affected stock options and/or SARs for which such substitute options and/or SARs (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected participant.

Amendment, Suspension or Termination of the 2018 Plan

Unless earlier terminated by our Board, the 2018 Plan shall terminate on July 10, 2028. Our Board may amend, suspend or terminate the 2018 Plan (or any portion thereof) at any time. However, no amendment shall (a) materially adversely affect the rights of any participant under any outstanding award, without the consent of such participant, or (b) make any change that would disqualify the 2014 Plan from the benefits provided under Section 422 of the Internal Revenue Code of 1986 (the “Code”), or (c) increase the number of shares available for awards under the 2018 Plan without stockholder approval; provided, however, that our Board and/or Committee may amend the 2018 Plan, without the consent of any participants, in any way it deems appropriate to satisfy Code Section 409A and any regulations or other authority promulgated thereunder, including any amendment to the 2018 Plan to cause certain Awards not to be subject to Code Section 409A.

Certain Federal Income Tax Consequences of the 2018 Plan

The following is a brief and general summary of certain U.S. federal income tax consequences applicable to the 2018 Plan. The summary does not reflect any provisions of the income tax laws of any state, local or foreign taxing jurisdiction and does not attempt to describe other non-income tax consequences of participation in the 2018 Plan. Because the tax consequences of events and transactions under the 2018 Plan depend upon various factors, including an individual’s own tax status, each participant who receives an award under the 2018 Plan should consult a tax advisor.

Incentive Stock Options. Stock options granted under the 2018 Plan may be incentive stock options (within the meaning of Section 422 of the Code) or non-qualified stock options. Upon the grant of an incentive stock option, the optionee will not recognize any income. Generally, no income is recognized by the optionee upon the exercise of an incentive stock option. However, the optionee must increase his or her alternative minimum taxable income for the taxable year in which he or she exercised the incentive stock option by the amount that would have been ordinary income had the option not been an incentive stock option.

Upon the subsequent disposition of common stock acquired upon the exercise of an incentive stock option, the federal income tax consequences will depend upon when the disposition occurs and the type of disposition. If the common stock is disposed of by the optionee after the later to occur of (i) the end of the two year period beginning the day after the day the incentive stock option is awarded to the optionee, or (ii) the end of the one-year period beginning on the day after the date of exercise (the later of (i) or (ii) being the “ISO Holding Period”), any gain or loss realized upon such disposition will be long-term capital gain or loss, and our company (or a subsidiary) will not be entitled to any income tax deduction in respect of the option or its exercise. For purposes of determining the amount of such gain or loss, the optionee’s tax basis in the shares will be the option price.

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For the exercise of an option to qualify for the foregoing tax treatment, the grant must be made by the employee’s employer or a parent or subsidiary of the employer. If an optionee has not remained an employee of our company (or a subsidiary) during the period beginning with the grant of an incentive stock option and ending on the day three months (one year if the optionee becomes disabled) before the date the option is exercised, the exercise of such option will be treated as the exercise of a non-qualified stock option with the tax consequences described below.

If the optionee sells or otherwise disposes of the common stock acquired without satisfying the ISO Holding Period (known as a “disqualifying disposition”), the optionee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The employer will generally be allowed a compensation expense deduction to the extent that the optionee recognizes ordinary income, except to the extent the limits of Section 162(m) of the Code apply.

Non-Qualified Stock Options. In general, upon the grant of a non-qualified stock option, an optionee will not recognize any income. At the time a nonqualified option is exercised, the optionee will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the common stock on the date of exercise and the exercise price. Upon a subsequent disposition of the common stock acquired pursuant to the exercise of a non-qualified stock option, the optionee will recognize capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the common stock. The optionee’s tax basis in the common stock generally will be the fair market value of such shares on the exercise date. The employer will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the optionee recognizes ordinary income, except to the extent the limits of Section 162(m) of the Code apply.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2018 Plan. Upon exercising a stock appreciation right, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. The employer will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income, except to the extent the limits of Section 162(m) of the Code apply.

Restricted Shares. A participant will not recognize any income upon the award of restricted shares unless the participant makes an election under Section 83(b) of the Code in respect of such grant, as described below. Unless a participant has made an election under Section 83(b) of the Code in respect of any restricted shares, any dividends received by the participant with respect to restricted shares prior to the date the participant recognizes income with respect to such award (as described below) must be treated by the participant as compensation taxable as ordinary income, and our company will be entitled to a deduction (subject to the limits of Section 162(m) of the Code), in an amount equal to the amount of ordinary income recognized by the participant. After the terms and conditions applicable to the restricted shares are satisfied, or if the participant has made an election under Section 83(b) of the Code in respect of the restricted shares, any dividends received by the participant in respect of such award will be treated as a dividend taxable as ordinary income, and our company will not be entitled to a deduction in respect of any such dividend payment.

Unless the participant has made an election under Section 83(b) of the Code (as described below), at the time the terms and conditions applicable to the restricted shares are satisfied, a participant will recognize compensation taxable as ordinary income, and our company generally will be entitled to a deduction (subject to the limits of Section 162(m) of the Code), in an amount equal to the then fair market value of the shares of common stock for which the terms and conditions applicable to the restricted share award have been satisfied. The participant’s tax basis for any such shares of common stock would be the fair market value on the date such terms and conditions are satisfied.

A participant may irrevocably elect under Section 83(b) of the Code to recognize compensation taxable as ordinary income, and our company will be entitled to a corresponding deduction (subject to the limits of Section 162(m) of the Code), in an amount equal to the fair market value of such restricted shares (determined without regard to any restrictions thereon) on the date of grant. Such an election must be made by the participant not later than thirty (30) days after the date of grant. If such an election is made, no income would be recognized by the participant (and our company will not be entitled to a corresponding deduction) at the time the applicable terms and conditions are satisfied. The participant’s tax basis for the restricted shares received and for any shares of common stock subsequently held in respect thereof would be the fair market value of the restricted shares (determined without regard to any restrictions thereon) on the date of grant. If a participant makes such an election and subsequently all or part of the award is forfeited, the participant will not be entitled to a deduction as a result of such forfeiture.

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The holding period for capital gain or loss purposes in respect of the common stock underlying an award of restricted shares shall commence when the terms and conditions applicable to the restricted shares are satisfied, unless the participant makes a timely election under Section 83(b) of the Code. In such case, the holding period will commence immediately after the grant of such restricted shares.

Performance Units. A participant generally will not recognize any income upon the award of a performance unit. If the performance goals applicable to the performance unit are achieved during the applicable performance period and such performance units are earned, a participant normally will recognize compensation taxable as ordinary income equal to the cash received and/or the fair market value of any substantially vested common stock received when he or she receives payment with respect to such performance unit, and at such time the company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent the limits of Section 162(m) of the Code apply. The participant’s tax basis for any such shares of common stock would be the fair market value on the date such unrestricted shares are transferred to the participant. If all or a portion of the performance units are paid in restricted shares, see “Restricted Shares” above for a discussion of the applicable tax treatment.

Additional Information. The recognition by an employee of compensation income with respect to a grant or an award under the 2018 Plan will be subject to withholding for federal income and employment tax purposes. If an employee, to the extent permitted by the terms of a grant or award under the 2018 Plan, uses shares of common stock to satisfy the federal income and employment tax withholding obligation, or any similar withholding obligation for state and local tax obligations, the employee will recognize a capital gain or loss, short-term or long-term, depending on the tax basis and holding period for such shares of common stock.

Section 162(m) of the Code limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for compensation paid to the corporation’s “covered employees.” “Covered employees” include the corporation’s chief executive officer, chief financial officer and the three next most highly compensated executive officers. If an individual is determined to be a covered employee for any year beginning after December 31, 2016, then that individual will continue to be a covered employee for future years, regardless of changes in the individual’s compensation or position.

In the event of a change of control, certain compensation payments or other benefits received by “disqualified individuals” (as defined in Section 280G(c) of the Code) under the 2018 Plan or otherwise may cause or result in “excess parachute payments” (as defined in Section 280G(b)(I) of the Code). Pursuant to Section 280G of the Code, any amount that constitutes an excess parachute payment is not deductible by the company. In addition, Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such excess parachute payment received by such a disqualified individual, and any such excess parachute payments will not be deductible by our company (or a subsidiary).

Effective Date

The 2018 Plan is effective on July 10, 2018, the date of its adoption by the Board of Directors subject to stockholder approval. The 2018 Plan will terminate on July 10, 2028, except with respect to awards then outstanding. After such date no further awards will be granted under the 2018 Plan unless the 2018 Plan is extended by our Board.

Interest of Certain Persons

Each of our directors and executive officers would be eligible to participate in the 2018 Plan. As a result, approval of the 2018 Plan impacts each of our directors and executive officers and each of them has a personal interest in this proposal and its approval by our stockholders.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Annual Meeting, either in person or by proxy, and entitled to vote, is required for approval of this Proposal No. 3. For purposes of the approval of Proposal No. 3, abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT

STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3.

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PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have appointed Squar Milner LLP (“Squar”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Squar has served as our independent registered public accounting firm since December 8, 2016. Squar had also served as the independent registered public accounting firm for IThenaPharma since October 2015. Prior to December 8, 2016, Wolf & Company, P.C. (“Wolf”) served as the independent registered public accounting firm for Marina Biotech. The change of accounting firms is described below.

In the event that ratification of this appointment of independent registered public accounting firm is not approved by the affirmative vote of a majority of votes cast on the matter, then the appointment of our independent registered public accounting firm will be reconsidered by us.

Your ratification of the appointment of Squar as our independent registered public accounting firm for the fiscal year ending December 31, 2018 does not preclude us from terminating our engagement of Squar and retaining a new independent registered public accounting firm, if we determine that such an action would be in our best interest.

Total fees to our independent registered public accounting firms for the years ended December 31, 2017 and 2016 were $0.182 million and $0.113 million, respectively, of which (x) $0.182 million was due to Squar during 2017; and (y) $0.04 million was due to Squar during 2016 and $0.068 was paid to Wolf during 2016. The foregoing amounts were comprised of the amounts set forth below.

Audit Fees. The aggregate fees for professional services rendered in connection with (i) the audit of our annual financial statements, (ii) the review of the financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, (iii) consents and comfort letters issued in connection with equity offerings and (iv) services provided in connection with statutory and regulatory filings or engagements were $0.18 million for the year ended December 31, 2017 and $0.108 million for the year ended December 31, 2016, of which (x) $0.016 million was paid to Squar during 2017; and (y) $0.04 million was paid to Squar during 2016 and $0.068 was paid to Wolf during 2016.

Audit-Related Fees. The aggregate fees related to audits that are not included in the above were $0.002 million paid to Squar for the year ended December 31, 2017.

Tax Fees. We did not incur any fees to our independent registered public accounting firm for professional services rendered in connection with tax compliance, tax planning and federal and state tax advice for the years ended December 31, 2017 and December 31, 2016, other than $0.005 million incurred by IThenaPharma to Squar during 2016.

All Other Fees. We did not incur any such other fees to our independent registered public accounting firm for the years ended December 31, 2017 and December 31, 2016.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On December 8, 2016, Squar was engaged as our independent registered public accounting firm for the year ending December 31, 2016. The appointment of Squar was approved by our Board. During the fiscal years ended December 31, 2015 and 2014 and during the subsequent interim period from January 1, 2016 through December 8, 2016, neither Marina Biotech nor anyone on behalf of Marina Biotech consulted Squar regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of Marina Biotech, and neither a written report nor oral advice was provided to Marina Biotech that Squar concluded was an important factor considered by Marina Biotech in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”, each as defined in Regulation S-K Item 304(a)(1)(v), respectively.

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Prior to the appointment of Squar as our independent registered public accounting firm, Squar served as the independent registered public accounting firm for IThenaPharma since October 2015.

Also on December 8, 2016, we dismissed Wolf as our independent registered public accounting firm. The decision to change our independent registered public accounting firm was approved by our Board.

Wolf’s report on the financial statements of Marina Biotech for either of the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles, except that such report on the financial statements of Marina Biotech contained an explanatory paragraph in regard to the substantial doubt about Marina Biotech’s ability to continue as a going concern.

During Marina Biotech’s fiscal years ended December 31, 2015 and 2014 and during the subsequent interim period from January 1, 2016 through December 8, 2016, (i) there were no disagreements, resolved or not, with Wolf on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedures that, if not resolved to Wolf’s satisfaction, would have caused Wolf to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except that Wolf advised Marina Biotech of the following financial reporting deficiencies that represent material weaknesses as of December 31, 2013 as described in Marina Biotech’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which annual report was filed with the SEC on March 30, 2014:

●	Financial Reporting Process: Because of the financial challenges that Marina Biotech faced during the 2013 fiscal year and during subsequent reporting periods prior to the filing of the Annual Report on Form 10-K for the 2013 fiscal year, Marina Biotech did not maintain a financial reporting process which would have enabled Marina Biotech to issue timely financial statements as required by the rules of the SEC.

●	Qualified Personnel: Marina Biotech determined that processes and controls over timely impairment testing of long-lived assets were inadequate at such time primarily because Marina Biotech lacked the resources at such time to acquire the necessary valuation expertise to operate effective processes and controls over the impairment testing of long-lived assets. As a result, a reasonable possibility existed at such time that material misstatements in Marina Biotech’s financial statements would not be prevented or detected on a timely basis.

The foregoing material weaknesses were remediated during Marina Biotech’s 2014 fiscal year, as noted in Marina’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Pre-Approval Policies and Procedures

The Audit Committee has the authority to appoint or replace our independent registered public accounting firm (subject, if applicable, to stockholder ratification). The Audit Committee is also responsible for the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm was engaged by, and reports directly to, the Audit Committee.

The Audit Committee pre-approves all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and Rule 2-01(c)(7)(i)(C) of Regulation S-X, provided that all such excepted services are subsequently approved prior to the completion of the audit. In the event pre-approval for such audit services and permitted non-audit services cannot be obtained as a result of inherent time constraints in the matter for which such services are required, the Chairman of the Audit Committee had been granted the authority to pre-approve such services, provided that the estimated cost of such services on each such occasion does not exceed $15,000, and the Chairman of the Audit Committee reported for ratification such pre-approval to the Audit Committee at its next scheduled meeting. We have complied with the procedures set forth above, and the Audit Committee has otherwise complied with the provisions of its charter.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote, either in person or by proxy, is required for approval of Proposal No. 4. For purposes of the ratification of our independent registered public accounting firm, abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” PROPOSAL NO. 4.

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PROPOSAL NO. 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing stockholders an advisory vote on executive compensation. This nonbinding vote is required under Section 14A of the Exchange Act. At our Annual Meeting of Stockholders held in September 2014, our stockholders indicated their preference that the advisory vote on executive compensation be held on an annual basis, and we intend to seek an advisory vote on executive compensation annually.

The section entitled “Executive Compensation” describes the compensation of our principal executive officer and our other most highly compensated executive officers during the 2017 fiscal year. Such executive officers are referred to in this Proposal No. 5 as our named executive officers.

Our Board of Directors believes that the policies, procedures and compensation articulated in the “Executive Compensation” section of this proxy statement were appropriate for our company with respect to our 2017 fiscal year, and that the compensation of our named executive officers in 2017 reflects and supports these compensation policies and procedures.

We are asking our stockholders to indicate their support at the Annual Meeting for the compensation of our named executive officers as described in this proxy statement. This vote is intended to provide an overall assessment of our policies and procedures relating to the compensation of our named executive officers with respect to our 2017 fiscal year, rather than focus on any specific item of compensation. Further, in evaluating this proposal, we note that only one of our Named Executive Officers for the 2017 fiscal year (Erik Emerson, our Chief Commercial Officer (and a current member of our Board of Directors), who did not receive any cash salary during the 2017 fiscal year) remains as an officer of our company, while our other two Named Executive Officers for the 2017 fiscal year (Joseph W. Ramelli, our former Chief Executive Officer, and Vuong Trieu, our former Executive Chairman and Interim Chief Executive Officer) have resigned from their positions as officers of our company in connection with the recent recapitalization and restructuring of our company.

Accordingly, we are recommending that our stockholders vote FOR the following resolution:

RESOLVED, that the stockholders of Marina Biotech, Inc. approve, on an advisory basis, the compensation of the named executive officers of Marina Biotech, Inc., as disclosed in this proxy statement for the 2018 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K with respect to our 2017 fiscal year, including, as applicable, the Summary Compensation Table and the other related tables and disclosures contained in the section of this proxy statement captioned “Executive Compensation”.

This advisory vote on executive compensation, commonly referred to as a ‘say-on-pay’ advisory vote, is not binding on our Board of Directors. However, our Board of Directors will take into account the result of the vote when determining future executive compensation arrangements.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Annual Meeting, either in person or by proxy, and entitled to vote, is required for approval of this Proposal No. 5. Because your vote is advisory, it will not be binding upon our Board of Directors. For purposes of the approval of Proposal No. 5, abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” PROPOSAL NO. 5.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors, on behalf of the Board of Directors, serves as an independent and objective party to monitor and provide general oversight of the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the independent registered public accounting firm, the compliance by us with legal and regulatory requirements and our standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee Charter.

Our management is responsible for preparing our financial statements and our financial reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee’s responsibility is to administer and oversee these processes.

The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the audit plan, the results of their examinations, and the overall quality of our financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2017 with management and with the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our annual financial statements.

The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the issue of its independence from us and management. In addition, the Audit Committee has considered whether the provision of any non-audit services by the independent registered public accounting firm in 2017 is compatible with maintaining the registered public accounting firm’s independence and has concluded that it is.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017.

Respectfully,

Donald A. Williams, Chairman
Isaac Blech
Tim Boris

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned during 2017 and 2016 by our principal executive officer and our other most highly compensated executive officers as of the end of the 2017 fiscal year (“Named Executive Officers”).

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)		All Other Compensation ($)	Total ($)
Vuong Trieu, Ph.D.,	2017	—		—	—		11,249	(8)	147,769	159,018
Former Executive	2016	—		—	—		—		—	—
Chairman and Interim CEO (2)(7)

Joseph W. Ramelli,	2017	107,157		—	$14,000	(4)	11,249	(4)	5,933	138,339
former Chief Executive	2016	82,500	(5)	—	—		11,448	(4)	—	93,948
Officer (3)

Erik Emerson,	2017	—		—	$228,000		—		1,710	$229,710
Director & Chief Commercial Officer (6)

(1)	Represents the aggregate grant date fair value of the award computed in accordance with the provisions of FASB ASC Topic 718. The assumptions used in calculating the aggregate grant date fair value of the awards reported in this column are set forth in Notes 6 and 7 to our consolidated financial statements included in this report.
(2)	Dr. Trieu served as the President and sole director of IThenaPharma until that entity’s merger with Marina Biotech on November 15, 2016. He served as our Executive Chairman effective June 30, 2017 and as our Interim Chief Executive Officer effective May 2, 2018, from each of which positions he resigned effective June 18, 2018. Dr. Trieu did not receive any compensation directly from IThenaPharma in his capacity as an officer or director of IThenaPharma during the 2016 fiscal year prior to the merger. However: (A) IThenaPharma did make payments to Autotelic Inc., of which entity Dr. Trieu serves as Chairman of the Board of Directors, pursuant to the Master Services Agreement between IThenaPharma and Autotelic Inc. effective as of January 1, 2015; and (B) we did make payments to Autotelic Inc., of which entity Dr. Trieu serves as Chairman of the Board of Directors, pursuant to the Master Services Agreement between our company and Autotelic Inc. effective as of November 15, 2016. Please see the section entitled “Certain Relationships and Related Party Transactions – Related Party Transactions – Related Party Transactions Involving IThenaPharma” above in this proxy statement for further information regarding the Master Services Agreement between IThenaPharma and Autotelic Inc. and the section entitled “Certain Relationships and Related Party Transactions – Related Party Transactions – Transactions with Vuong Trieu, Ph.D.” above in this proxy statement for further information regarding the Master Services Agreement between our company and Autotelic Inc. During 2017, Dr. Trieu earned $102,769 under the Master Services Agreement between our company and Autotelic Inc. and $45,000 as fees for serving as a member of our Board of Directors, of which Board fees $11,250 was accrued and payable as of December 31, 2017. Both of the foregoing amounts are included as “All Other Compensation” in the table above for 2017. Dr. Trieu’s accrued Board fees as of December 31, 2017 were converted into 2.25 shares of our Series E Convertible Preferred Stock and warrants to purchase 16,875 shares of our common stock on April 16, 2018 in connection with the closing of our private placement of such securities.

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(3)	Mr. Ramelli served as the interim Chief Executive Officer of Marina Biotech from June 10, 2016 until December 8, 2016, at which time he became Chief Executive Officer. Mr. Ramelli also served as a non-employee director of Marina Biotech from August 2012 until June 10, 2016, and he continued to serve as a member of the Board of Directors of Marina Biotech until his resignation therefrom on December 8, 2016. Mr. Ramelli resigned as an officer of our company on May 2, 2018. Benefits paid to Mr. Ramelli include health insurance benefits.
(4)	On January 4, 2016, we granted to Mr. Ramelli options to purchase up to 3,800 shares of common stock at an exercise price of $2.60 per share, which options represented the option grant covering service as a non-employee director during the 2016 fiscal year. On November 15, 2016, we granted to Mr. Ramelli, as well as our non-employee directors, options to purchase up to 3,500 shares of common stock at an exercise price of $1.00 per share. On January 3, 2017, we granted to Mr. Ramelli options to purchase up to 8,100 shares of common stock at an exercise price of $1.70 per share, and on February 2, 2017, we granted to Mr. Ramelli 10,000 restricted shares of common stock. All of the options described above in this footnote expired on August 2, 2018 as a result of Mr. Ramelli’s resignation.
(5)	Represents $60,000 paid to Mr. Ramelli in his capacity as an executive officer of Marina Biotech and $22,500 paid to Mr. Ramelli in his capacity as a director of Marina Biotech, in each case during 2016.
(6)	Mr. Emerson was appointed to serve as our Chief Commercial Officer in June 2017. On June 5, 2017, we granted 60,000 restricted shares of common stock to Mr. Emerson, which shares vested on December 5, 2017. Mr. Emerson was appointed to serve as a member of our Board of Directors on April 27, 2018. Benefits paid to Mr. Emerson include health insurance benefits.
(7)	In addition to the compensation provided to Dr. Trieu as set forth in the Summary Compensation Table above, we also paid to Falguni Trieu, the spouse of Dr. Trieu, $18,925 during the 2017 fiscal year, and we also granted to Ms. Trieu options to purchase up to 4,000 shares of our common stock at an exercise price of $1.80, in each case in her capacity as our Director of Business Development.
(8)	On January 3, 2017, we granted to Dr. Trieu options to purchase up to 8,100 shares of our common stock at an exercise price of $1.70 per share.

Narrative Disclosures Regarding Compensation; Employment Agreements

We have entered into employment offer letters with two of our Named Executive Officers, namely Mr. Ramelli, our former Chief Executive Officer, and Mr. Emerson, our Chief Commercial Officer and a member of our Board of Directors. The terms and conditions of each of the foregoing agreements are summarized below.

Joseph Ramelli Offer Letter

On February 2, 2017, we entered into an employment letter (the “Ramelli Letter”) with Joseph W. Ramelli, our former Chief Executive Officer. Pursuant to the Ramelli Letter, Mr. Ramelli served as our Chief Executive Officer pursuant to the terms and conditions set forth therein. As compensation for such service, Mr. Ramelli received a monthly base salary of $10,000, and he was also entitled to receive a discretionary bonus as determined by our Board of Directors in its sole discretion. A copy of the Ramelli Letter was filed as Exhibit 10.1 to our Current Report on Form 8-K dated February 2, 2017.

In connection with the Ramelli Letter, we granted to Mr. Ramelli 10,000 restricted shares of common stock under our 2014 Long-Term Incentive Plan, which shares vested on February 6, 2017.

In connection with the Ramelli Letter, Mr. Ramelli agreed: (i) to a non-solicitation covenant regarding our employees, independent contractors, customers, vendors and clients; and (ii) not to provide services to certain of our clients, customers or business partners (and prospective clients, customers and business partners), in each case, during such time as Mr. Ramelli is employed by us and for a period of twelve (12) months immediately thereafter.

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Mr. Ramelli resigned as our Chief Executive Officer effective May 2, 2018. In connection with his resignation, Mr. Ramelli released our company from all claims arising prior to the date of his resignation and affirmed his obligations to be bound by the restrictive covenants contained in the Ramelli Letter, and we: (i) agreed to make severance payments to Mr. Ramelli in the amount of $60,000 to be paid over a six (6) month period; and (ii) granted to Mr. Ramelli fully-vested options, exercisable for a period of five years from the grant date, to purchase up to 100,000 shares of our common stock at an exercise price equal to $0.98 per share of common stock.

Erik Emerson Offer Letter

On June 5, 2017, we entered into an employment offer letter (the “Emerson Letter”) with Erik Emerson, the President and Chief Executive Officer of Symplmed, pursuant to which we agreed to hire Mr. Emerson to serve as our Chief Commercial Officer. As compensation for his services as Chief Commercial Officer, we agreed to pay to Mr. Emerson an annual base salary of $150,000, and Mr. Emerson is entitled to receive a discretionary bonus as determined by our Board of Directors in an amount up to 40% of his base salary, with the payment of such bonus to be based on the achievement of such milestones as shall be determined by the Board following good faith consultation with Mr. Emerson. A copy of the Emerson Letter was filed as Exhibit 10.1 to our Current Report on Form 8-K dated June 22, 2017, and a copy of Amendment No.1 to the Emerson Letter was filed as Exhibit 10.2 to our Current Report on Form 8-K dated June 22, 2017.

In connection with the Emerson Letter, we granted to Mr. Emerson 60,000 restricted shares of our common stock under our 2014 Long-Term Incentive Plan, all of which vested on the six (6) month anniversary of the date of grant. We also granted to Mr. Emerson, on July 10, 2018, options to purchase up to 1,125,000 shares of our common stock at an exercise price of $0.66 per share.

In connection with the Emerson Letter, Mr. Emerson agreed: (i) to a non-solicitation covenant regarding our employees, independent contractors, customers, vendors and clients; and (ii) not to provide services to certain of our clients, customers or business partners (and prospective clients, customers and business partners), in each case, during such time as Mr. Emerson is employed by us and for a period of twelve (12) months immediately thereafter.

Outstanding Equity Awards at Fiscal Year End

2017 Outstanding Equity Awards at Fiscal Year-end Table

The following table sets forth information regarding the outstanding equity awards held by our Named Executive Officers as of the end of our 2017 fiscal year:

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Vuong Trieu	4,050	4,050	—	$1.70	1/3/22	—	—	—	—

Joseph Ramelli (1)	4,050	4,050	—	$1.70	1/3/22	—	—	—	—
	3,500	—	—	$1.00	11/15/21	—	—	—	—
	3,800	—	—	$2.60	1/4/21	—	—	—	—
	3,800	—	—	$6.35	1/6/20	—	—	—	—
	6,200	—	—	$10.70	9/15/19	—	—	—	—

(1) All of the options held by Mr. Ramelli as of the end of our 2017 fiscal year expired on August 2, 2018 as a result of Mr. Ramelli’s resignation from our company.

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Option re-pricings

We have not engaged in any option re-pricings or other modifications to any of our outstanding equity awards to our Named Executive Officers during fiscal year 2017.

Compensation of Directors

2017 Director Compensation Table

The following Director Compensation Table sets forth information concerning compensation for services rendered by our independent directors for fiscal year 2017.

Name	Fees Earned or Paid in Cash ($)(4)(5)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Isaac Blech (2)	$11,250	—	$798,159	$—	$809,409
Philippe Calais, Ph.D. (3)	45,000	—	11,249	—	56,249
Stefan C. Loren, Ph.D. (3)	33,750	—	5,625	—	39,375
Philip C. Ranker (3)	45,000	—	11,249	—	56,249
Donald A. Williams	45,000	—	11,249	—	56,249
Total:	$180,000	—	$837,532	—	$1,017,532

(1)	Represents the aggregate grant date fair value under FASB ASC Topic 718 of options to purchase shares of our common stock granted during 2017. On January 3, 2017, we granted to each of our directors serving on the Board at such time (including Dr. Trieu) options to purchase up to an aggregate of 8,100 shares of common stock at an exercise price of $1.70 per share. On November 22, 2017, we granted to Mr. Blech options to purchase up to 473,457 shares of common stock at an exercise price of $1.80 per share.

(2)	Mr. Blech was appointed to serve as a member of the Board effective November 22, 2017.

(3)	Dr. Loren resigned as a member of our Board effective October 2, 2017. Each of Dr. Calais and Mr. Ranker resigned as a member of our Board effective May 2, 2018. In connection with their resignations: (i) each of Mr. Ranker and Dr. Calais released our company from all claims arising prior to the date of his resignation; (ii) we granted to Mr. Ranker fully-vested options to purchase up to 200,000 shares of our common stock at an exercise price equal to $0.98 per share of common stock; and (iii) we granted to Dr. Calais fully-vested options to purchase up to 80,000 shares of our common stock at an exercise price equal to $0.98 per share of common stock. The options described in (ii) and (iii) above are exercisable for a period of five years from the grant date.

(4)	Represents total payments actually made to Messrs. Calais, Loren, Ranker and Williams of $135,000, and payments accrued with respect to Messrs. Blech, Calais, Ranker and Williams of $56,250.

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(5)	On April 16, 2018, and in connection with the closing of our private placement of Series E Preferred Stock and warrants, we issued to Messrs. Blech, Ranker, Trieu, Williams and Loren an aggregate of 58.25 shares of Series E Preferred Stock and warrants to purchase up to 436,875 shares of common stock to satisfy accrued and unpaid fees owed to such directors for service to our company as members of our Board of Directors during the period ending on December 31, 2017 in the aggregate amount of approximately $291,250.

As of December 31, 2017, Dr. Loren and Mr. Williams each held options to purchase up to 25,400 shares of our common stock, Mr. Ranker held options to purchase up to 25,650 shares of our common stock, Dr. Trieu and Dr. Calais each held options to purchase up to 8,100 shares of our common stock, and Mr. Blech held options to purchase up to 473,457 shares of our common stock. The aforementioned options held by Mr. Ranker and Dr. Calais expired on August 2, 2018 as a result of their resignations as directors of our company.

Dr. Trieu, who served as a director and as an executive officer of our company during 2017, has not been included in the Director Compensation Table because he is a Named Executive Officer, and all compensation paid to him is reflected in the Summary Compensation Table above.

Director Compensation Program: Our compensation program for directors for the 2017 fiscal year consisted of: (i) a one-time on-boarding grant of 5-year options to purchase up to 4,300 shares of common stock, which options shall vest 50% immediately and 50% after one year; (ii) an annual grant of 5-year options to purchase up to 3,800 shares of common stock, which options vest 50% immediately and 50% after one year; and (iii) an annual cash payment of $45,000 per year, payable quarterly. In addition, on January 3, 2017 we granted to each person that was serving as a director at such time options to purchase up to 4,300 shares of common stock at an exercise price of $1.70 per share (in addition to the annual option grant for the 2017 fiscal year).

Equity Compensation Plan Information

The following table provides aggregate information as of the end of the 2017 fiscal year with respect to all of the compensation plans under which our common stock is authorized for issuance, including our 2008 Stock Incentive Plan and our 2014 Long-Term Incentive Plan:

	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders	745,707	(1)	$8.84	188,343
Total	745,707		$8.84	188,343

(1)	Consists of: (i) 4,500 shares of common stock underlying awards made pursuant to our 2008 Stock Incentive Plan and (ii) 741,207 shares of common stock underlying awards made pursuant to our 2014 Long-Term Incentive Plan.

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SUBMISSION OF STOCKHOLDER PROPOSALS

We intend to hold our 2019 annual meeting of stockholders (the “2019 Annual Meeting”) in October 2019. To be considered for inclusion in our notice of annual meeting and proxy statement for, and for presentation at, the 2019 Annual Meeting, a stockholder proposal must be received by the Corporate Secretary, Marina Biotech, Inc., 4721 Emperor Boulevard, Suite 350, Durham, North Carolina 27703, no later than May 20, 2018, and must otherwise comply with applicable rules and regulations of the SEC, including Rule 14a-8 of Regulation 14A under the Exchange Act.

Our Bylaws require advance notice of any proposal by a stockholder intended to be presented at an annual meeting that is not included in our notice of annual meeting and proxy statement because it was not timely submitted under the preceding paragraph, or made by or at the direction of any member of the Board of Directors, including any proposal for the nomination for election as a director. To be considered for such presentation at the 2019 Annual Meeting, any such stockholder proposal must be received by the Corporate Secretary, Marina Biotech, Inc., no earlier than June 25, 2019 and no later than August 9, 2019, provided, that if the 2019 Annual Meeting is scheduled to be held on a date more than 30 days before the anniversary date of the 2018 annual meeting of stockholders or more than 60 days after the anniversary date of the 2018 annual meeting of stockholders, a stockholder’s proposal shall be timely if delivered to, or mailed to and received by, our company not later than the close of business on the later of (A) the 75th day prior to the scheduled date of the 2019 Annual Meeting, or (B) the 15th day following the day on which public announcement of the date of the 2019 Annual Meeting is first made by us, and in any case discretionary authority may be used if such proposal is untimely submitted.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Based solely on our review of the reports filed by Reporting Persons, and written representations from certain Reporting Persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2017, the Reporting Persons met all applicable Section 16(a) filing requirements, other than that: (A) the Form 4 that was to be filed by Amit Shah, our Chief Financial Officer, regarding the grant to him of options to purchase 60,000 shares of our common stock on October 2, 2017 was filed on October 6, 2017; (B) the Form 3 that was to be filed by Peter D. Weinstein, our Chief Legal Officer, regarding his appointment as our Chief Legal Officer on October 12, 2017, was filed on October 24, 2017; and (C) the Form 4 that was to be filed by Peter D. Weinstein, our Chief Legal Officer, regarding the grant to him of options to purchase 60,000 shares of our common stock on October 12, 2017 was filed on October 24, 2017.

OTHER MATTERS

We will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC, including the financial statements. Requests for copies of such Annual Report on Form 10-K should be directed to Robert C. Moscato, Jr., Chief Executive Officer, Marina Biotech, Inc., 4721 Emperor Boulevard, Suite 350, Durham, North Carolina 27703.

Our Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their best judgment.

It is important that the proxies be returned promptly and that your shares are represented at the Annual Meeting. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By order of the Board of Directors,

/s/ Robert C. Moscato, Jr.
Robert C. Moscato, Jr.
Chief Executive Officer

September 18, 2018

Durham, North Carolina

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Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 10/22/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 10/22/2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees

01 Robert C. Moscato, Jr. 02 Uli Hacksell, Ph. D. 03 Isaac Blech 04 Timothy Boris 05 Erik Emerson
06 Nancy Phelan 07 Donald A. Williams

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000388023_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement, Form 10-K are available at www.proxyvote.com

MARINA BIOTECH, INC.
Annual Meeting of Stockholders
October 23, 2018 10:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) each of Robert C. Moscato, Jr. and Uli Hacksell, Ph. D. lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Marina Biotech, Inc. (the "Company") to be held at the offices of Pryor Cashman LLP, 7 Times Square, New York, NY 10036, on Tuesday October 23, 2018, at 10:00 a.m. EDT, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present, and to vote the number of shares the undersigned would be entitled to vote if personally present.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "for all" with respect to proposal number 1, and "for" with respect to proposal numbers 2, 3, 4 and 5. Any prior proxies are hereby revoked.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000388023_2 R1.0.1.17